Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.








                AMENDED AND RESTATED AGREEMENT FOR THE PROVISION

                     OF FIBER OPTIC FACILITIES AND SERVICES

                                     BETWEEN

                      NORTHEAST UTILITIES SERVICE COMPANY,

                    THE CONNECTICUT LIGHT AND POWER COMPANY,

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY,

                    PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,

                                       AND

                                    NECOM LLC

                                      AS OF

                                February 27, 1998




                                    PHASE TWO

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.

                                TABLE OF CONTENTS


1.       PREAMBLE.................................................................................................1

2.       RECITALS.................................................................................................1

3.       DEFINITIONS..............................................................................................2
         3.1      Activation Date.................................................................................2
         3.2      Actual Cost.....................................................................................2
         3.3      Annual Fee......................................................................................2
         3.4      Cable...........................................................................................2
         3.5      Cable Accessories...............................................................................2
         3.6      Claims..........................................................................................2
         3.7      Demarcation Point...............................................................................2
         3.8      Ending Date.....................................................................................3
         3.9      Equipment.......................................................................................3
         3.10     [**] Rates......................................................................................3
         3.11     Force Majeure Events............................................................................3
         3.12     NECOM...........................................................................................3
         3.13     NECOM's Space...................................................................................3
         3.14     NU..............................................................................................3
         3.15     NU's Space......................................................................................3
         3.16     NU's Territory..................................................................................3
         3.17     In Service Date.................................................................................3
         3.18     Make Ready Work.................................................................................3
         3.19     NEON............................................................................................3
         3.20     Network Addition................................................................................3
         3.21     New Buildings...................................................................................4
         3.22     NUNet...........................................................................................4
         3.23     Periodic Inspection.............................................................................4
         3.24     Program Managers................................................................................4
         3.25     Proprietary Information.........................................................................4
         3.26     Route...........................................................................................4
         3.27     Route Segment...................................................................................4
         3.28     Specifications..................................................................................4
         3.29     Structures......................................................................................4
         3.30     Term............................................................................................4
         3.31     Third Party.....................................................................................4
         3.32     Indefeasible Right of Use (or IRU)..............................................................4

                                      -ii-

4.       NECOM'S RIGHT OF USE; OBLIGATION TO BUILD................................................................5
         4.1      Right of Use....................................................................................5
         4.2      Grant Subject to Security Interests.............................................................5
         4.3      Limitation on Use...............................................................................5
         4.4      Obligation to Build.............................................................................5
         4.5      Cable Measurement...............................................................................5
         4.6      Other Cables/Facilities.........................................................................5
         4.7      Warranty........................................................................................5
         4.8      Reservation of Security Interest................................................................6

5.       MODIFICATIONS TO THE ROUTE...............................................................................6
         5.1      Additional Route Segments Designated by NU......................................................6
         5.2      Intentionally Omitted...........................................................................6
         5.3      Additional Route Segments Designated By NECOM...................................................6
         5.4      Cost and Means of Right of Way Acquisitions.....................................................6
         5.5      NECOM's Right to Build and Connect Third Party Segments.........................................7
         5.6      Third Party Connections.........................................................................7
         5.7      Connection Grants...............................................................................7

6.       ENGINEERING AND DESIGN...................................................................................8
         6.1      NU's Obligations................................................................................8
         6.2      NECOM's Obligations.............................................................................8

7.       MAKE READY WORK..........................................................................................8
         7.1      Responsibility for Performance..................................................................8
         7.2      Condition of Structures.........................................................................9
         7.3      Costs...........................................................................................9

8.       INSTALLATION.............................................................................................9
         8.1      NECOM's Right to Select Contractors.............................................................9
         8.2      NECOM's Right to Issue Specifications...........................................................9
         8.3      NU's Installation Obligations...................................................................9
         8.4      New Buildings..................................................................................10
         8.5      State Fees.....................................................................................10
         8.6      Public Rights of Way...........................................................................10

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS...............................................................10
         9.1      Marking........................................................................................10
         9.2      Building Extensions............................................................................10

10.      MAINTENANCE.............................................................................................11
         10.1     NECOM's Obligations............................................................................11
         10.2     NU's Obligations...............................................................................11

                                      -iii-

11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE..........................................................11
         11.1     By NECOM.......................................................................................11
         11.2     By NU..........................................................................................11
         11.3     Emergency Relocations; Third Party Relocations.................................................12
         11.4     Cable Failure; NUNet Equipment.................................................................12

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE......................................................12
         12.1     Interference With Other Joint Users............................................................12
         12.2     NU's Approval of Third Party Work..............................................................13
         12.3     NU's Right to Maintain Service.................................................................13
         12.4     Notice.........................................................................................13
         12.5     Emergency Use of NU's Property.................................................................13
         12.6     Return of Removed Material.....................................................................13

13.      PERIODIC INSPECTIONS....................................................................................13
         13.1     By NU..........................................................................................13
         13.2     NECOM's Obligations............................................................................14
         13.3     Cost...........................................................................................14

14.      APPROVALS AND CONSULTATION..............................................................................14
         14.1     Role of Program Managers.......................................................................14
         14.2     Definition of Consultation/Cooperation and Approval............................................14

15.      OWNERSHIP OF THE CABLE..................................................................................14
         15.1     Title; Tax Accounting..........................................................................14
         15.2     Vesting of Title in NU.........................................................................15

16.      USE OF THE CABLE BY NU..................................................................................15
         16.1     Fibers and Use.................................................................................15
         16.2     Option to Purchase Additional Fibers...........................................................16
         16.3     Additional Service.............................................................................16
         16.4     Space in NECOM's Locations.....................................................................16

17.      CASUALTY................................................................................................17

18.      REPRESENTATIONS AND WARRANTIES..........................................................................17
         18.1     Common Representations.........................................................................17
         18.2     Representations by NU..........................................................................17
         18.3     Representation by NU As To Structures..........................................................18
         18.4     Representation by NU As to Right to Place Cable................................................18
         18.5     Work Clearances and Related Delays.............................................................18
         18.6     Representations by NECOM.......................................................................18


                                      -iv-

19.      INSURANCE...............................................................................................18

20.      NECOM'S BOND............................................................................................19
         20.1     Bond...........................................................................................19
         20.2     Affect of Bond.................................................................................19

21.      TERM AND TERMINATION....................................................................................19
         21.1     Period.........................................................................................19
         21.2     Payment to NECOM...............................................................................19
         21.3     Early Termination of Agreement.................................................................19
         21.4     Termination of Route Segment...................................................................20
         21.5     Cost Reimbursement.............................................................................20

22.      ANNUAL FEE..............................................................................................21
         22.1     Amount.........................................................................................21
         22.2     CPI Adjustments................................................................................21
         22.3     Additional Amounts.............................................................................22
         22.4     When Due.......................................................................................22
         22.5     Initial Annual Fee.............................................................................22
         22.6     Right to Withhold..............................................................................22

23.      FORCE MAJEURE...........................................................................................22
         23.1     Optional Termination...........................................................................22
         23.2     Suspension Pending Force Majeure...............................................................23

24.      PROPRIETARY INFORMATION.................................................................................23
         24.1     Obligation to Maintain as Confidential.........................................................23
         24.2     Route Constitutes Proprietary Information......................................................23

25.      ACCESS AND SECURITY.....................................................................................23
         25.1     Access by NU...................................................................................23
         25.2     Access by NECOM................................................................................24
         25.3     Access by NECOM to NEON Space..................................................................24
         25.4     NECOM's Work...................................................................................25

26.      NO JOINT VENTURE; COSTS.................................................................................25
         26.1     Relationship...................................................................................25
         26.2     Costs..........................................................................................25

27.      PUBLICITY AND ADVERTISING...............................................................................25
         27.1     Limitations....................................................................................25
         27.2     Exceptions.....................................................................................26

28.      MARKETING RELATIONSHIP..................................................................................26

                                       -v-

29.      SEVERABILITY............................................................................................26

30.      LABOR RELATIONS.........................................................................................27
         30.1     Notice by NU...................................................................................27
         30.2     Notice by NECOM................................................................................27
         30.3     Determination by NECOM.........................................................................27
         30.4     Determination by NU............................................................................27

31.      CONSENTS AND WAIVERS....................................................................................27

32.      TAXES AND GOVERNMENTAL CHARGES..........................................................................28

33.      INDEMNIFICATION.........................................................................................29
         33.1     By NECOM.......................................................................................29
         33.2     Indemnification Procedures.....................................................................29
         33.3     Limitation of NU Liability.....................................................................29
         33.4     Limitation of NECOM Liability..................................................................29

34.      DEFAULT.................................................................................................30

35.      ASSIGNMENT..............................................................................................30
         35.1     By NECOM.......................................................................................30
         35.2     Change of Control..............................................................................30
         35.3     NU's Right to Pledge Agreement and Transfer Property...........................................30
         35.4     NECOM's Right to Pledge Agreement and Lease Fibers.............................................31
         35.5     Right to Assign................................................................................31

36.      APPROVALS, PERMITS, AND CONSENTS........................................................................31
         36.1     NECOM's Obligations............................................................................31
         36.2     Opinion........................................................................................31
         36.3     NU's Obligations...............................................................................31

37.      NOTICES.................................................................................................32
         37.1     Form and Address...............................................................................32
         37.2     How Sent.......................................................................................32
         37.3     Damage Notification............................................................................32

38.      DISPUTE RESOLUTION......................................................................................33
         38.1     Arbitration....................................................................................33
         38.2     Award; Costs...................................................................................34

39.      EXERCISE OF RIGHT.......................................................................................34
         39.1     No Waiver.   ..................................................................................34

                                      -vi-

         39.2     NECOM's Self Help Rights.  ....................................................................34

40.      ADDITIONAL ACTIONS AND DOCUMENTS........................................................................34

41.      SURVIVAL................................................................................................35

42.      HEADINGS................................................................................................35

43.      INCORPORATION OF EXHIBITS...............................................................................35

44.      COUNTERPARTS............................................................................................35

45.      APPLICABLE LAW..........................................................................................35

46.      PRIOR AGREEMENTS........................................................................................35

EXHIBIT 3.26 - THE ROUTE.........................................................................................39

EXHIBIT 3.28 - CABLE ACCEPTANCE AND PERFORMANCE SPECIFICATIONS...................................................42

EXHIBIT 3.28 - FIVECOM DS1, DS3 & SONET PERFORMANCE
PARAMETERS.......................................................................................................43

EXHIBIT 4.8 - Form of Security Agreements........................................................................45

EXHIBIT 10.1 - MAINTENANCE SPECIFICATIONS........................................................................61

EXHIBIT 11.1 - REQUEST FOR RELOCATION............................................................................63

EXHIBIT 28 - EXEMPT PROSPECTS....................................................................................64

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                         AGREEMENT FOR THE PROVISION OF
                       FIBER OPTIC FACILITIES AND SERVICES

1.       PREAMBLE

This Agreement is entered into on February 27, 1998 between Northeast Utilities Service Company, a specially chartered Connecticut corporation, The Connecticut Light and Power Company, a Connecticut corporation, Western Massachusetts Electric Company, a Massachusetts corporation, and Public Service Company of New Hampshire, a New Hampshire corporation, (collectively, "NU") and NECOM LLC, a Massachusetts limited liability company ("NECOM").

2.       RECITALS

2.1 WHEREAS, NU is the owner of transmission structures, subtransmission structures, conduits, and associated civil works ("Structures") and has certain rights to use easements and/or rights of way within which the Structures are located in the State of Connecticut, the Commonwealth of Massachusetts, the State of Maine and the State of New Hampshire as part of NU's electric transmission system;

2.2 WHEREAS, NECOM seeks to use certain of the Structures to install a fiber optic cable which will consist of [**] and [**] fiber optic filaments, [**] of which will be used by NECOM for its communication system [**] of which will be used by NU for its communication system or otherwise as permitted by this Agreement; and

2.3 WHEREAS, NU and FiveCom, Inc., a Massachusetts corporation ("FiveCom") entered into an Agreement for the Provision of Fiber Optic Facilities and Services dated September 27, 1994 (the "1994 Agreement"); and

2.4 WHEREAS, the 1994 Agreement was amended pursuant to letter agreement among NU and FiveCom dated February 23, 1996, which amendments are reflected in Sections 16.1, 16.3, 28 and 32 of this Agreement (the 1994 Agreement as so amended is herein called the "Prior Agreement"); and

2.5 WHEREAS, the rights and obligations of FiveCom under the Prior Agreement were assigned to NECOM by an Assignment and Assumption Agreement dated as of May 23, 1996; and

2.6 WHEREAS, in order for NECOM to obtain financing for continued development of NEON on the Route, NECOM's lenders require that NECOM have not only the indefeasible right of use for NEON but also hold legal title to the portions of NEON in Cable that is installed on or after the date hereof; and

2.7 WHEREAS, the parties have agreed to an arrangement by which it is not detrimental to NU that legal title to the portions of NEON in Cable that is installed on or after the date hereof and not reflected on Exhibit 2.7 to the Phase One Agreement (as defined below) be vested in NECOM; and

2.8 WHEREAS, the continued effectiveness of this Agreement and installation of the Cable is advantageous to the parties, and that one of the benefits to NU is the expansion of NUNet at the expense of NECOM; and

2.9 WHEREAS, the parties have entered into an agreement of even date (the "Phase One Agreement") relating to portions of NEON in Cable installed prior to the date hereof; and

2.10     WHEREAS, NU and NECOM desire to amend and restate the Prior
Agreement; and

2.11 WHEREAS, NU is willing to permit the use of certain of its Structures for the purposes described in clause 2.2 in exchange for title to the Cable as and to the extent set forth in Sections 15.1 and 15.2, the use of 12 singlemode fiber optic filaments and the payment of certain annual fees.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions contained in this Agreement, the parties agree as follows:

3.       DEFINITIONS

3.1 Activation Date - The date on which the Cable on a Route Segment is accepted by the parties as operational in accordance with the acceptance specifications set forth in Exhibit 3.28.

3.2 Actual Cost - Reasonable direct cost plus appropriate overhead cost but without other mark-up or profit.

3.3      Annual Fee - See Section 22.1.

3.4 Cable - Fiber optic filaments consisting of either NUNet, NEON, or both, and any suitable core, jacketing or sheath.

3.5 Cable Accessories - The attachment and suspension hardware, splice closures and other components necessary either for the placement of the Cable or for the continuity of the fiber filaments within the Cable but excluding antennas or other communication devices whether or not attached to the Structures or to the Cable.

3.6      Claims - See Section 33.1.

3.7      Demarcation Point - See Section 9.1.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.

3.8      Ending Date - See Section 21.1.

3.9 Equipment - The power equipment, electronic and optronic equipment, including, without limitation, repeaters, junctions, patch panels, alarm monitoring equipment and other equipment necessary to provide a network of fiber optic transmission capacity located on the network side of the Demarcation Point. The word "equipment" when not capitalized, refers to equipment of any type.

3.10     [**] Rates - See Section 16.3.

3.11     Force Majeure Events - See Section 23.1.

3.12     NECOM - See Section 1.

3.13 NECOM's Space - Floor space to be provided to NECOM by NU, as available in the sole judgment of NU, in existing facilities or in New Buildings of NU along the Route for the placement of Equipment to be used solely in connection with NEON.

3.14     NU - See Section 1.

3.15 NU's Space - Floor space to be provided to NU by NECOM in New Buildings or facilities of NECOM for the placement of Equipment to be used solely in connection with NUNet.

3.16 NU's Territory - The geographical areas where NU provides retail or wholesale electric service; owns or operates electric transmission facilities or, has obtained rights, interests or permissions which would allow the Cable to be installed in such areas.

3.17 In Service Date - A date after the Activation Date when the NEON fibers are transmitting light from a revenue producing customer including, without limitation, NU.

3.18     Make Ready Work - See Section 7.1.

3.19 NEON - The fiber optic filaments in the Cable (other than the 12 fiber optic filaments to be used by NU as NUNet), NECOM's Equipment and NECOM's Space.

3.20 Network Addition - Any subsequent NU designated Route Segment not initially included in the Route.

3.21 New Buildings - Buildings and shelters, including repeater housings that are to be constructed, erected or positioned on real property to house NECOM's and/or NU's Equipment of which either NU or NECOM is the fee simple owner or lessee.

3.22 NUNet - Twelve fiber optic filaments in one or more single color-coded tubes within the Cable, NU's Equipment and NU's Space.

3.23 Periodic Inspection - The inspections conducted at irregular intervals by NU on all or portions of the Route for the sole purpose of determining that NECOM's occupancies of NU's property is as authorized and is maintained in conformance with the terms and conditions contained in this Agreement.

3.24     Program Managers - See Section 14.1.

3.25     Proprietary Information - See Section 24.1.

3.26 Route - That portion of NU's transmission route designated in Exhibit 3.26 to this Agreement, as it may be amended from time to time by written agreement of the parties.

3.27 Route Segment - A portion of the Route between any two of the numbered points set forth in Exhibit 3.26.

3.28 Specifications - The acceptance and performance specifications for the Cable set forth in Exhibit 3.28.

3.29     Structures - See Section 2.1.

3.30     Term - See Section 21.1.

3.31 Third Party - Any party, person or entity that is not a signatory to this Agreement or an affiliate (as that term is defined under the Securities Act of 1933, as amended) of a signatory and any party, person, or entity that is not a successor or permitted assignee of the signatories hereto.

3.32 Indefeasible Right of Use (or IRU) - An indefeasible right of use, for the use of NEON in accordance with the purposes described herein, in NU's Structures, Space and the Route, as set forth in Section 4.1, including without limitation, all of the rights and privileges of an Indefeasible Right of Use as generally understood and interpreted in the communications industry as an exclusive ownership right relating to communication transmission capacities and facilities.

4.       NECOM'S RIGHT OF USE; OBLIGATION TO BUILD

4.1 Right of Use. The parties will install, or cause to be installed, the Cable in accordance with the provisions of this Agreement. Upon installation on or after the date of this Agreement with respect to the Cable on a Route Segment or alternate path, NECOM shall have an Indefeasible Right of Use, for the purposes described herein, in that Route Segment or alternate path and in NU's Structures and Space for the operation of NEON, for the Term defined in Section 21.1 and on the terms and subject to the conditions set forth herein.

4.2 Grant Subject to Security Interests. NU has granted to Third Parties security interests in certain of its real and personal property and releases, approvals and waivers may therefore be required from the Third Parties as a result of the provisions of Section 4.1. NU agrees to use its best efforts to secure nondefeasance agreements or other releases, approvals and waivers from these Third Parties as may be required or permitted under the terms of the applicable security agreements within nine months from the date of this Agreement; provided, however, that if such releases, approvals or waivers cannot be obtained because the Cable has not been installed on the Structures then the nine month period shall commence upon such installation.

4.3 Limitation on Use. NECOM shall use NEON solely to serve its customers in accordance with the applicable state and federal regulations.

4.4 Obligation to Build. Both parties agree to use their best efforts to install the Cable on the Route according to a schedule to be subsequently agreed upon by the parties but in any case by September 27, 1999. The parties' obligations under this Section 4.4 shall be subject to manufacturing or supplier delays, governmental regulatory delays and delays caused by NU as a supplier of services or layout equipment under the terms of this Agreement or as a result of NU's obligation to maintain reliable electric service.

4.5 Cable Measurement. All of the Cable upon the Route Segments shall be measured on a linear footage basis, using the right-of-way monumented line-of-location stationing, when available.

4.6 Other Cables/Facilities. This Agreement shall not be construed as limiting or restricting NU in any manner from using its structures, easements and/or rights of way for the installation of its fiber optic cables or telecommunication facilities for its own use or that of Third Parties.

4.7 Warranty. Subject to the terms and conditions of this Agreement, NU warrants that it shall not interfere with nor disturb NECOM in its use and full enjoyment of NECOM's Indefeasible Right of Use set forth in Section 4.1.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

4.8 Reservation of Security Interest. NECOM reserves a security interest in NUNet, and all products and proceeds thereof, as security for NU's performance of its obligations under Section 4.7 of this Agreement, and NU shall confirm such reservation by executing and delivering to NECOM a security agreement in the form attached as Exhibit 4.8. NECOM, or any assignee or purchaser from NECOM, shall have an Indefeasible Right of Use in NU's Structures, Space and Route for the operation of NUNet in the event NUNet is acquired by NECOM, or any assignee or purchaser from NECOM, pursuant to such security agreement.

5.       MODIFICATIONS TO THE ROUTE

5.1 Additional Route Segments Designated by NU. If NU shall determine the need for any Network Additions from Third Parties, [**]. If, for any reason, [**] on the terms requested by NU, NU shall [**]. If NU shall [**]. NECOM shall pay the incremental cost of material necessary to provide such fibers. If NU does [**] NU shall [**] under this Section 5.1 [**].

5.2      Intentionally Omitted.

5.3 Additional Route Segments Designated By NECOM. If NECOM wishes to extend the Route by installing Cable on transmission facilities marked in red on Exhibit
5.3 (Network Expansion) or if any Route Segment requires material modifications or unusual expense to make it available for the Cable or if NU withdraws Route Segments pursuant to Section 5.2 or Section 21.4, then NECOM shall have the right, subject to NU's approval, to designate additional Route Segments, or an alternative path, for the Cable on Structures or property of NU by submitting a request in the form of Exhibit 11.1. NU shall not withhold its approval of such additional Route Segments unless such additional Segments would materially adversely affect NU's ability to provide reliable electric service, cause or create safety problems or not be feasible for structural reasons.

5.4 Cost and Means of Right of Way Acquisitions. NECOM shall be responsible for, and NU shall cooperate in, the acquisition of any easement or right-of-way rights that may be required in order to permit (i) the installation, operation and maintenance of the Cable on the Route or (ii) the ownership and use of the NEON fibers by NECOM. New easements obtained by NECOM shall be assignable to NU, if possible. If the use of the power of eminent domain is necessary in order to acquire any additional right-of-way rights required for the use of the NEON fibers by NECOM, then any required condemnation action shall be brought by NECOM in its own behalf, if such action is available to NECOM. Any easement or right obtained by NECOM by using the power of eminent domain shall be subsequent and subordinate to any existing rights of NU. Except in the case of condemnation by NECOM, NU shall exert its best efforts to minimize the cost of such additional land or rights in land. In the event that additional rights are required by both parties the cost of the acquisition of such additional rights shall be shared by the parties pro rata based on the number of fibers controlled by each party. This Section is not intended as an acknowledgment by either party that any such acquisition of additional rights is required but only to allocate the responsibility for such acquisition if required.

5.5 NECOM's Right to Build and Connect Third Party Segments. In the event that NU (i) does not have Structures available to replace Route Segments not available for any reason to NECOM or (ii) does not provide such Structures at the request of NECOM, NECOM shall have the right to build or otherwise obtain such Structures from Third Parties, at NECOM's sole cost and expense. NECOM may connect such Third Party facilities to the Route Segments and Cable subject to the approval by NU of NECOM's connection plans. The work to connect such Third Party facilities located on NU's property shall be performed by NU. The provisions of the last two sentences of Section 6.1 shall apply to this work to be performed by NU. NECOM shall pay all of NU's Actual Costs to review these connection plans and to oversee the construction of such connections. If the NECOM interconnects Third Party facilities to the Cable or Structures, NECOM shall, upon NU's request, use its best efforts to provide the right to use up to 12 singlemode fibers on such Third Party's facilities to maintain the continuity of NUNet within NU's Territory and up to eight singlemode fibers outside NU's Territory on terms no less favorable than those provided NECOM for NEON.

5.6 Third Party Connections. In the event of use of connections to the Cable from public and private property, NECOM shall designate the location and manner in which the Cable will enter and exit NU's property and connect to the Cable and shall provide such specifications as needed unless so provided in the engineering plans of NU's property. Such specifications will be subject to change from time to time by the written consent of the parties hereto. NU shall have the right to review and approve (which shall not be unreasonably withheld) connections made pursuant to this Section 5.6.

5.7 Connection Grants. NU hereby grants NECOM the right to install, maintain, and operate the connections to the Cable as described in this Section 5.

6.       ENGINEERING AND DESIGN

6.1 NU's Obligations. In consultation with NECOM, and in accordance with the Specifications, NU and/or its consultants shall engineer, provide detailed specifications, construction working prints and other data necessary to permit the construction and installation of the Cable on the Route. NU shall also design all alternating current power sources, New Buildings and other necessary and related articles of property which, together with the articles of property to be designed by NECOM, are required to provide usable fiber optic transmission capacity throughout NU's system over the Route Segments. All such detailed specifications, construction working prints and other information shall be subject to NECOM's approval which approval shall not be unreasonably withheld or delayed. NECOM shall reimburse NU for NU's Actual Costs incurred pursuant to this Section 6.1. NU shall use its best efforts to perform the work called for by this Section 6.1 at the lowest possible cost to NECOM. The services provided by NU in this Section 6.1 shall be performed in a professional and workmanlike manner.

6.2 NECOM's Obligations. NECOM, at its sole cost and expense, shall design, in cooperation with NU, all electronic and optronic equipment and provide detailed specifications, construction working prints and other necessary data for NUNet and NEON including, without limitation, the Cable and repeaters, patch panels, terminations, terminals, splice cases and closures, alarm monitoring equipment and all Equipment and all other necessary and related articles of property which, together with the articles of property to be designed by NU pursuant to
Section 6.1 are required to provide fiber optic transmission capacity throughout the Route Segments. All Equipment and other equipment utilized solely in connection with NUNet shall be paid for solely by NU.

7.       MAKE READY WORK

7.1 Responsibility for Performance. In the event NU and NECOM determine that any work is required or desirable to install intermediate or supplementary Structures, make existing Structures capable of supporting the Cable, define the Route more clearly or provide for alternative Route Segments (collectively "Make Ready Work"), NU will either perform such Make Ready Work or permit NECOM or its contractor to perform such Make Ready Work. Any charges for Make Ready Work performed by NU (other than to satisfy the representation made in Section 18.3) will be paid at NU's Actual Costs 30 days after presentation of an invoice for such work. If NU elects to perform any Make Ready Work, NU will either (i) endeavor to include such work in its normal work load schedule, or (ii) at the request of NECOM, based on the availability of NU's manpower, shall perform such Make Ready Work after normal hours and at prevailing overtime rates, but not less than straight-time rates.

7.2 Condition of Structures. NU shall make available its Structures and other facilities owned or controlled by NU as required to provide for continuous locations on which the Cable can be placed. NU shall perform such work, if any, at its expense, as may be required to satisfy the representation made in Section
18.3. Any additional improvements necessary to permit the Structures to support the Cable shall be made at the expense of NECOM. Work required which is common to both Sections 7.2 and 18.3 shall be performed at the sole cost of NECOM.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

7.3 Costs. [**] done pursuant to Section 7.1, or in connection with [**] including without limitation [**] that is necessary in order to make such Structures or facilities [**] (other than to satisfy the representation made in Section 18.3). NU shall use its best efforts to perform the work called for by
Section 7.1 at the lowest possible cost [**]. The services provided by NU in
Section 7.1 shall be performed in a professional and workmanlike manner.

8.       INSTALLATION

8.1 NECOM's Right to Select Contractors. NU shall provide NECOM with an estimate of NU's Actual Cost for the installation of the Cable and Cable Accessories. NECOM may then request that NU seek bids from qualified contractors and NU's Actual Cost shall then be based on the lowest qualified bid. If an outside contractor is selected, NU may, however, act as general contractor on the work done under this Section 8. The provisions of the last two sentences of Section
7.3 shall apply to any work done under this Section 8.1 by NU.

8.2 NECOM's Right to Issue Specifications. NECOM shall have the right but not the obligation to participate in NU's issuance of contracts containing general provisions, technical specifications, conditions of installation, work schedules, and construction documentation which may include design prints, engineering plans, installation procedures and manuals, construction methods and practices, material handling properties, safety procedures, performance standards, payment schedules, testing and acceptance requirements and other contractual terms and conditions which may be issued prior to the commencement of any work.

8.3 NU's Installation Obligations. NU shall supervise and, in consultation with NECOM, be responsible for the construction or oversight of the construction and installation as necessary to install the Cable and Cable Accessories, including without limitation installation hardware, required for NEON and NUNet, in accordance with the engineering and design requirements finalized pursuant to
Section 6, and Exhibit 3.28, Cable and Performance Specifications.

8.4 New Buildings. In NU's sole discretion, NU shall provide all electric power service to all New Buildings and to all NECOM's Space in NU's retail service territory. NU shall perform and be responsible for site preparation and shall prepare foundations and fencing for all New Buildings on NU's property. NECOM shall install all New Buildings and Equipment used in equipping NEON and in cooperation with NU when such installation is on NU's property. NECOM shall

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

reimburse NU for its Actual Costs incurred pursuant to this Section 8.4. The parties shall, by subsequent agreement, apportion the costs of service and maintenance and space in any New Buildings containing both NECOM and NU Equipment.

8.5 State Fees. NECOM shall either pay directly or reimburse NU for any fees payable to any State agency for the use of any public rights-of-way as a result of NECOM's use of or right to use the NEON. NU will cooperate with NECOM in obtaining such legal and regulatory permits and authorizations as are needed in order to allow NECOM to be an authorized condemnation party in each applicable state. NECOM shall reimburse NU for its Actual Costs incurred pursuant to this
Section 8.5.

8.6 Public Rights of Way. NECOM shall at its sole cost and expense obtain all federal, state and municipal occupancies and other rights that may be required for the installation of NEON in public rights-of-way or the use thereof.

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS

9.1 Marking. The point of demarcation (the "Demarcation Point") for the purpose of this Agreement shall be indicated by a visible, indelible mark or tag of long-lasting durability, at a point on one side of which is NECOM's responsibility, termed network side, on the other side of the Demarcation Point, termed premise side, both NU and NECOM shall be responsible for their respective Equipment and any Cable extensions. The color coding of the tube(s) and fibers dedicated for NU's use shall remain consistent throughout the Route.

9.2 Building Extensions. NEON will be extended by NECOM for use by NECOM within buildings as required. In such extensions the entire Cable beyond the building patch panel shall remain the property of NECOM and NU shall receive an indefeasible right to use [**] to the point of the building patch panel. NECOM or its customer shall obtain approval from the owners of the property for all such use and as to the physical location of Cable and, as to installation, maintenance and operation of NECOM's facilities on said property.

10.      MAINTENANCE

10.1 NECOM's Obligations. Provided that NECOM has been given the permission referred to below in this Section 10, NECOM shall maintain and repair the Cable, including emergency repairs and splices, pursuant to the terms and conditions outlined in Exhibit 10.1 - Maintenance Specifications. In the event NECOM fails to perform any necessary splicing or maintenance in accordance with the procedures and time frames set forth therein, NU shall have the right, but not the obligation, to undertake such splicing or maintenance of the Cable, at NECOM's sole cost and expense, as provided for in Exhibit 10.1. In no event shall NECOM be permitted access to NU's property without NU's prior permission unless NECOM is acting pursuant to Section 39.2. NU reserves the right, but not the obligation, to perform such maintenance with its own crews or contractor when required by the need to insure the safe and reliable operation of its electric system. The provisions of the last two sentences of Section 7.3 shall apply to any work done under this Section 10.1. NECOM shall be solely responsible for all aspects of the operation of NEON and the operation and maintenance of Equipment thereon. NECOM shall perform routine inspections of the Cable including, without limitation, once a year ride-outs of Route Segments, in accordance with its standard maintenance procedures and with NU's approval. NECOM shall provide notice to NU at least 10 working days in advance of any maintenance upon any Route Segment upon which any repair is to be conducted as a result of such maintenance procedures in accordance with Section 37. NU shall have 10 working days to confirm the availability of any Route Segment for maintenance.

10.2 NU's Obligations. NU shall be solely responsible for all aspects of the operation of NUNet and the operation and maintenance of Equipment thereon. NU shall at its own expense, perform routine inspections of the Cable in conjunction with the periodic inspection of its electric facilities and Structures and routine rights of way maintenance. NU shall provide notice to NECOM at least 10 working days in advance of any maintenance upon any Route Segment upon which any repair is to be conducted on the Cable as a result of such maintenance procedures

11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE

11.1 By NECOM. In the event that NECOM requests relocation, replacement, or rebuild of the Cable during the term of this Agreement, the cost of any such work shall be paid by NECOM, and NECOM shall submit to NU a completed copy of
Exhibit 11.1 to request an acceptable new location. No relocation or replacement shall be performed on NU's property by NECOM without the prior written approval of NU.

11.2 By NU. In the event that during the Term of this Agreement NU is required by public authorities or by lawful order or decree of a regulatory agency or court to relocate or modify any or all Structures upon which NEON or any part thereof is located, NU and NECOM shall cooperate in performing such relocation or modifications so as to minimize any interference with the use of NEON or NUNet by either party and to avoid unreasonably impairing the ability of each to provide communications services of the type, quality and reliability contemplated by this Agreement. Any such relocation shall be accomplished in accordance with the provisions of Exhibit 3.28 Cable Specifications. Unless otherwise agreed by the Parties, all costs directly associated with the relocation of the Cable, Equipment and New Buildings located on the subject property shall be shared by the Parties on a pro rata basis based on the number of fiber optic filaments each Party controls.

11.3 Emergency Relocations; Third Party Relocations. In the event of an emergency affecting NU's Structures, transmission facilities or public safety, NU shall be permitted to replace, remove and relocate the Cable or any portion thereof without prior notice to NECOM when such notice is not practicable. NU shall incur no liability for service interruptions in connection with any such removal or relocation and NECOM shall incur no liability for service interruptions pertaining to NU's services, if so affected. If the relocation or replacement of the Cable is requested or caused by a Third Party, NU shall attempt to obtain reimbursement of NU's costs from said Third Party. Any costs not recovered from said Third Party shall be shared by the Parties on a pro rata basis based on the number of fiber optic filaments each Party controls.

11.4 Cable Failure; NUNet Equipment. NU makes no representations with respect to the Cable. Should the Cable fail to function according to its design specifications, NU shall assign its warranty enforcement rights to NECOM. NECOM shall be entitled to any recovery from a Third Party, and NECOM shall have the right, where allowed by law, to recover directly from that Third Party. Should the Cable fail to function for any reason, NECOM shall have the right to expeditiously replace the Cable, subject to NU's review and approval of NECOM's replacement plans. NECOM shall have no responsibility for Equipment to be used solely in connection with NUNet, including without limitation, any such equipment installed or located in NU's Space in any New Building or at any of NECOM's facilities. To the extent NECOM realizes any proceeds from NU's assignment of its warranty rights to the Cable that are not expended in replacing Cable, such proceeds shall be retained by NECOM.

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE

12.1 Interference With Other Joint Users. The Parties shall design, engineer, construct and maintain the Cable within the Route Segments in a manner so intended not to physically conflict or interfere with NU's property and any facilities attached thereon or placed therein by joint users or others.

12.2 NU's Approval of Third Party Work. Prior to NECOM engaging the services of a Third Party to commence work to install, remove, reconfigure or maintain the Cable in any section or part of the Route Segments, NECOM will obtain NU's prior written consent of any Third Party chosen to perform such work, and the date when such work is scheduled to commence, which consent shall not be unreasonably withheld.

12.3 NU's Right to Maintain Service. NU shall at all times have the right to take all action necessary to maintain and repair NU's property and maintain NU's services to its customers, unconstrained by this Agreement but shall take reasonable precautions to protect the Cable against damage. In the event of any service outage affecting the Cable, NU shall have the right to repair its facilities first. If conditions permit, NECOM may repair its facilities concurrently with NU. NECOM acknowledges that all or a portion of the Cable will be placed on Structures that are part of NU's electric transmission system and that at all times the safe and continuous operation of such system and the provision of electric service is NU's foremost priority.

12.4 Notice. NECOM shall give NU 60 days prior written notice of any removal(s) or material modification(s) of the Cable provided that no such removal or modification will be permitted which adversely effects NU's use of NUNet.

12.5 Emergency Use of NU's Property. With NU's prior written consent and in its sole discretion, NECOM may temporarily use any of NU's available property for emergency restoration and maintenance purposes. Any such temporary use shall be subject to such reasonable terms and conditions as may be imposed by NU and shall be terminated within 90 days, or sooner, unless NECOM applies for and NU grants permission for such temporary use to be extended.

12.6 Return of Removed Material. In the event NU under the provisions of this Agreement shall remove any portion of the Cable from NU's property, NU will deliver to NECOM the Cable and Equipment so removed upon payment by NECOM of the cost of removal, storage and delivery, and all other amounts due NU.

13.      PERIODIC INSPECTIONS

13.1 By NU. NU shall have the right to make Periodic Inspections of any part of NECOM's operations occupying NU's property. NU will give NECOM reasonable advance written notice of any periodic inspections, except in those instances where, in the sole judgment of NU, safety considerations justify the need for a Periodic Inspection without the delay of waiting until a written notice has been forwarded to NECOM. A representative of NECOM may accompany NU's representative on all Periodic Inspections.

13.2 NECOM's Obligations. The making of Periodic Inspections or the failure to do so shall not impose upon NU any liability of any kind whatsoever nor relieve NECOM of any responsibility, obligations or liability assumed under this Agreement.

13.3 Cost. NECOM shall reimburse NU for its Actual Costs of Periodic Inspections only if material violations are found. Charges for such inspections shall be at NU's Actual Cost.

14.      APPROVALS AND CONSULTATION

14.1 Role of Program Managers. Each party shall designate a Program Manager (a "Program Manager"). Whenever either party is entitled to approve a matter, the Program Manager for the party responsible for the matter shall notify the Program Manager of the other party of the nature of such matter. The Program Managers shall discuss such matter, and each Program Manager is authorized to approve such a matter on behalf of his company.

14.2 Definition of Consultation/Cooperation and Approval. Whenever in this Agreement it is provided that NU will take action "in consultation with NECOM," it is intended that such consultation shall be thorough and meaningful, and that the views of NECOM with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of NECOM in telecommunications. Whenever in this Agreement it is provided that NECOM will take action "in cooperation with NU", it is intended that such cooperation shall be thorough and meaningful, and that the views of NU with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of NU in telecommunications and in the transmission and use of electric power. Whenever in this Agreement it is provided that the approval of one party is required, it is intended that such approval will not be unreasonably withheld or delayed.

15.      OWNERSHIP OF THE CABLE

15.1 Title; Tax Accounting. Legal title to the Cable and to any item of Equipment installed upon NU's Structures shall be held by NU, except as herein set forth. With respect to the Cable and NUNet, but excluding NEON, NU shall have absolute legal and beneficial ownership, subject to the security interest reserved in Section 4.8 and the provisions of Section 16.1. Legal title to the portions of NEON installed on or after the date hereof shall be held by NECOM during the term of this Agreement and with respect thereto, NECOM shall have absolute legal and beneficial ownership during the term of this Agreement. NU agrees and acknowledges that, notwithstanding installation of NEON upon NU's Structures, NEON shall not become a fixture on any real estate or real estate interest of NU but rather shall remain the personal property of NECOM. Accordingly, NECOM shall for tax purposes account for NEON as the owner thereof and, as between the Parties, shall be entitled to any investment tax credits, depreciation and any other tax attributes or liabilities with respect thereto. NU agrees that it will not, for tax purposes, account for the property associated with NEON as though it were the tax owner thereof and shall not attempt to claim any of the tax attributes or liabilities with respect thereto. The parties agree they shall file all income tax returns and otherwise take all actions with respect to taxes in a manner which is consistent with the foregoing.

15.2 Vesting of Title in NU. Legal title to NEON shall vest in NU upon termination of this Agreement or of any applicable Route Segment. Upon such termination,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


NECOM shall deliver to NU such deeds, bills of sale, releases, or similar documents as NU may reasonably request to confirm said vesting.

16.      USE OF THE CABLE BY NU

16.1 Fibers and Use. NECOM shall provide not less than 12 usable singlemode fiber optic filaments in the Cable for the unimpeded and unrestricted use by NU, provided however that the requirement of usability shall not apply to any fiber optic filaments located upon a Route Segment or alternate path as to which the Term has expired. NU shall use these 12 singlemode fiber optic filaments exclusively for NU's own business purposes and other uses permitted by this
Section 16.1, which shall include but not be limited to the right of NU to assign any number of the 12 fiber optic filaments, or resell capacity on any of the 12 fiber optic filaments, provided however, that until September 27, 2001, NU shall not have the right, directly or indirectly, to assign for the purpose of carrier's carrier service, any number of the 12 fiber optic filaments, or resell capacity on any of the 12 fiber optic filaments, to any of the following entities or an entity which was an affiliate (as that term is defined under the Securities Act of 1933, as amended) as of September 27, 1994 of any such entity without the prior written consent (to which Section 31 shall not apply) of
NECOM:

                  [**]

However, this restriction shall not [**] (i); and (ii) [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


[**] to any customer subscriber destination. (Subsections (i) and (ii) immediately above hereinafter defined as "Carriage of Capacity"). These services will have [**] according to the following allocations:

                  NECOM shall pay NU [**] (as that term is defined in the Service Agreements to be negotiated and signed by FiveCom LLC and NUTEL LLC pursuant to the Letter Agreement between Central Maine Power Company, NU, FiveCom, Inc., and MaineCom Services dated February 23, 1996) resulting from NECOM's Carriage of Capacity.

                  NU shall pay NECOM [**] resulting from NU's Carriage of Capacity.

Notwithstanding the foregoing, [**] telecommunications networks, NU [**] can be made. If [**] for its own business purpose.

16.2 Option to Purchase Additional Fibers. NU may purchase if mutually acceptable terms can be agreed upon between NECOM and NU, additional singlemode fiber optic filaments from NECOM at a price that is mutually acceptable.

16.3 Additional Service. In addition to providing 12 singlemode fiber optic filaments, NECOM shall, upon NU's request, so long as NU is not in breach of this Agreement, provide NU with commercial telecommunication services into all locations served by NECOM's networks in the service area at NECOM's Actual Cost for any incremental labor and provisioning equipment required for the service being requested and, if provided using fiber optic filaments other than NU's 12, NU shall also pay, without duplication of such actual cost, [**]("[**] Rates").

16.4 Space in NECOM's Locations. Where available and requested by NU, NECOM shall, so long as NU is not in breach of this Agreement, provide or cause to be provided NU Space in NECOM offices and other common access areas of NECOM facilities along the Route Segments in New Buildings or buildings adjacent thereto, adequate in each case to permit NU to install racks of its optronics, multiplex and associated equipment used to equip NUNet and to interconnect NUNet with NEON. Unless otherwise agreed, NU Space will comply with power, ground, physical and environmental requirements of NECOM technical publications Such NU Space shall be used by NU to house NU Equipment necessary to permit the use of the NUNet and interconnection with NU's networks. Unless otherwise agreed, NU Space in a NECOM facility other than a New Building, or buildings adjacent thereto, shall be in a common access area of such facility, and to the extent reasonably practicable, NU Space in a New Building shall be separate from any area containing NECOM's Equipment. NECOM shall provide NU Space in the common access areas of NECOM facilities at the then prevailing rate for such space according to NECOM's tariff.

17.      CASUALTY

If any portion of the Cable is damaged or destroyed by casualty at any time during the Term each party shall pay a share of the cost of repair, restoration or replacement based on the pro rata percentage of fibers, NUNet and NEON, contained in the Cable. With respect to the Route Segment on which such portion of the Cable is installed, NECOM shall have the option of having NU repair, restore, or replace such portion of the Cable (and NECOM shall reimburse NU's Actual Cost of doing so) or terminating that Route Segment. Unless NECOM notifies NU of its election to terminate that Route Segment within 12 business days of the casualty, NECOM shall be deemed to have elected repair, restoration and replacement of the Cable. If NECOM elects to terminate such Route Segment as set forth in the preceding sentence, the NEON fibers upon such portion of the Route Segment so effected, shall be available for use by NU and NECOM shall assign, at no cost to NU, all its rights and title to all New Buildings and Equipment on such Route Segments so effected immediately thereafter.

18.      REPRESENTATIONS AND WARRANTIES

18.1 Common Representations. Each of the parties represents and warrants that it has full authority to enter into and perform this Agreement, that this Agreement does not conflict with any other document or agreement to which it is a party or is bound, and that this Agreement is fully enforceable in accordance with its terms.

18.2 Representations by NU. NU represents and warrants that NU is a corporation duly organized, validly existing and in good standing under the laws of the state under which it is incorporated. The execution and delivery of this Agreement and performance thereunder will not conflict with or violate or constitute a breach or default under NU's Articles or Certificate of Incorporation and will not violate any law, rule or regulation applicable to NU. No consents need to be obtained from any governmental agency or regulatory agency to allow NU to execute, deliver and perform this Agreement except those for which provision has been made in Section 21.4(iii).

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

18.3 Representation by NU As To Structures. NU represents and warrants that the Structures are suitable for their current use and were designed and installed at a minimum to meet the requirements of the National Electrical Safety Code and/or other applicable standards then in effect.

18.4 Representation by NU As to Right to Place Cable. NU represents and warrants that it has the right to have the Cable placed on the Structures on the Route and to have the Cable used by NU as contemplated by this Agreement, subject to the governmental approvals for which provision has been made in Section 21.4(iii) and the approvals from certain lienholders referred to in Section 4.2, but this representation and warranty shall not extend to the portions of NEON of which NECOM holds legal title.

18.5 Work Clearances and Related Delays. NU represents and warrants that it cannot guarantee line outages or special contingency line operating conditions that may be necessary for the installation, maintenance and repair of the Cable and that delays may be necessary. Such work clearances must be obtained from regional dispatching organization(s) with authority over the lines. NECOM shall be responsible for NU's Actual Costs associated with last minute delays caused by these regional authorities which are reasonably beyond the control of NU.

18.6 Representations by NECOM. NECOM represents and warrants that NECOM is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the execution and delivery of this Agreement and the performance thereunder will not conflict with or violate or constitute a breach or default under the Operating Agreement of NECOM and will not violate any law, rule or regulation applicable to NECOM. No consents need to be obtained from any government agency or regulatory agency to allow NECOM to execute, deliver and perform this Agreement.

19.      INSURANCE

NECOM, at its own expense, shall provide and maintain in force during the term of this Agreement a policy or policies of general liability insurance with an aggregate limit of no less than [**]. The policy or policies shall include contractual liability coverage to insure the indemnification agreement and products completed operations coverage. Any such policy(ies) shall be procured by NECOM from a responsible

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

insurance company with a "Best" rating of A or better, satisfactory to NU. Certificates evidencing such policy(ies) shall be delivered to NU within 30 days of the date of this Agreement. Not less than 30 days prior to the expiration date of such policies, certificates evidencing the renewal thereof shall be delivered to NU. Such policies shall further provide that not less than 30 days' written notice shall be given to NU before such policy(ies) may be cancelled, materially changed or undergo a reduction in Insurance limits provided thereby. NU shall be named as an additional insured. The coverage required herein shall not be deemed to limit NECOM's liability as set forth elsewhere in this Agreement. Upon timely notice to NECOM, NU may require reasonable increases in the amount of insurance coverage which will be obtained by NECOM within 30 days after NU's request.

20.      NECOM'S BOND

20.1 Bond. Within 120 days of the date of this Agreement, NECOM shall provide NU with either of the following at the option of NECOM: (i) a performance bond in the amount of the [**] of NUNet running from Millstone, CT to Seabrook, NH as set forth in Exhibit 3.26 (the Route) in form and substance reasonably satisfactory to NU and issued by a responsible and reputable insurance company, or (ii) a letter of credit of equal value in form and substance reasonably satisfactory to NU and issued by a responsible bank. This bond or letter of credit shall be reduced by [**] of NUNet installed on the Route.

20.2 Affect of Bond. If a bond or letter of credit is issued and remains in effect to the benefit of NU pursuant to Section 20.1, NECOM shall not be found to be in default of any provision of this Agreement if such default is based on the installation of NUNet or any other associated Cable relating thereto.

21.      TERM AND TERMINATION

21.1 Period. The term of this Agreement shall be for a period (the "Term") commencing on the date hereof, and ending on September 27, 2024 ("the Ending Date") and shall automatically renew on September 27, 2024 and thereafter for five year periods until terminated by either party upon notice given one year or more prior to September 27, 2024 or any renewal date thereafter.

21.2 Payment to NECOM. If NU elects to terminate this Agreement pursuant to
Section 21.1, NU shall, at its option, either: (i) pay NECOM the fair market appraised value of NEON (determined, if no agreement can be reached between the parties on such value, pursuant to Section 38) or (ii) elect to receive [**] as determined by an independent auditor selected by the mutual consent of the Parties. If NU elects clause (ii), the payments provided for in that clause shall be in addition to any Annual Fees due NU and this Agreement shall be extended for another 30 years from the date it would have otherwise terminated.

21.3 Early Termination of Agreement. This Agreement may be terminated prior to the Ending Date upon any one of the following events:

                  (i) by NECOM upon 180 days prior notice to NU.

                  (ii) by NU upon 90 days prior notice to NECOM if (x) NECOM has not provided a bond or letter of credit pursuant to Section 20, and (y) NECOM has not completed NUNet according to Section 4.4.

                  (iii) by NU in the event of a default by NECOM under Section
34.

                  (iv) by NU upon 90 days prior notice in the event of a violation of Section 36.1.


NECOM shall have the right to cure or correct any default Specified under clauses (ii) or (iv) above within the time period of the notices set forth above.

21.4     Termination of Route Segment.  Any Route Segment may be terminated:

                  (i) by NU upon reasonable notice for the purposes of providing safe and economical electrical service; or

                  (ii) by NECOM upon five days prior written notice if two Cable failures per month for three consecutive months occur on a Route Segment as a result of NU's electric operations and NU fails to take steps to cure such failure with due diligence, unless NU shall have cured such failure prior to the expiration of said five day period, or where cure is not possible within said five day period, NU is proceeding to cure with due diligence.

                  (iii) by NU at any time after consultation with NECOM if it cannot obtain the regulatory approvals needed by it to perform its obligations under this Agreement with respect to such Route Segment or can obtain them but on terms that are unduly burdensome on NU.

21.5 Cost Reimbursement. In the event of the termination of this Agreement or a portion of the Route Segments thereof pursuant to Section 21.4, NU shall reimburse NECOM a percentage of the cost of the Cable, for such terminated portion according to the following schedule:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  Year 1-5 (9/27/94-9/27/99)              [**]
                  Year 6                                  [**]
                  Year 7                                  [**]
                  Year 8                                  [**]
                  Year 9                                  [**]
                  Year 10                                 [**]
                  Year 11 and thereafter,                 [**]

The Annual Fee described below for the portion of the year following termination of a Route Segment shall be refunded to NECOM. The amount of the refund shall be determined by prorating the Annual Fee for the terminated Route Segment equally over 365 days. In no event shall the amount of the refund exceed the amounts collected on the terminated Route Segment during that period by NU.

22.      ANNUAL FEE

22.1 Amount. NECOM shall pay an annual fee ("Annual Fee") for the support of NEON in the Cable, which shall be:

         (a)      As to NU's underground facilities: [**]; and

         (b) As to NU's aerial Structures, as follows:

                  (i) [**] where NU's Structures support Cable containing NUNet. Said rate shall not be due for the period of 10 years from September 27, 1994 for the Route shown in Exhibit 3.26.

                  (ii) [**] where NU's Structures support Cable not containing NUNet.

                  (iii) [**] for solely owned utility distribution poles located within the public right of ways, private ways, ancient ways, or on private property or on easements.

                  (iv) [**] during the term of any agreements between NECOM and any Third Party for route segments containing NECOM's cable or NEON's extensions supported by any transmission structures, aerial plant, civil works, and underground facilities owned by any utility operating in any of Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island, Vermont and certain parts of Canada

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

which share a border with any of those States if NU contributed in a material way to NECOM's obtaining such route segments. [**] will be paid upon execution of an agreement with such Third Party but the annual fee will not be due until the sooner of the Activation Date or the In-Service Date of such route segments. (NECOM seeks route segments into New York from Connecticut; into Rhode Island from Connecticut and Massachusetts; into Vermont from Massachusetts, New Hampshire, New York, and Canada; and into Maine from New Hampshire and Canada.)

22.2 CPI Adjustments. The Annual Fee shall be adjusted annually from September 27, 1994 by an escalation factor equal to changes in the Consumer Price Index - All Urban (CPI-U) published by the US Department of Labor, Bureau of Labor Statistics, which shall be calculated each October based on changes in the CPI-U from the previous October. In no instance shall the CPI-U change be applied if it results in a smaller payment than the previous year's payment. As to any period during which fees have been waived, the CPI-U shall accrue to the rate during such waiver period.

22.3 Additional Amounts. In addition to the amounts due and payable pursuant to
Section 22.1, as adjusted pursuant to Section 22.2, NECOM shall pay NU an amount equivalent to [**] on NU's Structures each and every year [**].

22.4 When Due. All Annual Fees shall be paid on January 1st of each year. All pro-rata payments made during the year shall be based on this date. All payments shall be paid within 30 days of invoicing.

22.5 Initial Annual Fee. Unless otherwise waived according to the provisions of 22.1(b)(i), 22.1(b)(iv) or otherwise, the initial Annual Fee payment will be due and payable within 30 days after preliminary engineering work has been accepted by both parties and shall be based upon the estimated number of duct feet and aerial feet to be utilized by NECOM over the remainder of the calendar year.

22.6 Right to Withhold. In the event NU shall be unable or unwilling to perform its maintenance obligations hereunder, NECOM may, at its option, withhold any Annual Fees related to such nonperformance on any Segment and obtain substituted performance or exercise self-help in accordance with Section 39.2, and in either case NECOM may apply or set-off such fees against any costs NECOM may incur for such substituted performance or self-help, up to the actual amount of such costs.

23.      FORCE MAJEURE

23.1 Optional Termination. Should any of the Force Majeure Events defined below occur and should NU determine that as a direct or indirect result thereof, the parties continued performance hereunder or with respect to any portion of the Structures and the Cable will be irreparably impaired or prevented, the parties may mutually agree to terminate this Agreement, in whole or in part as to any portion of the Route Segments and the Cable so affected with no further obligation or liability. The parties will attempt to provide a date of termination such that the parties will have a reasonable time to obtain alternative means of providing service to customers, but neither party shall have an obligation to do so. A Force Majeure Event shall include fire, flood, strike or other labor difficulty, natural disasters, acts of God or public enemy, (restraint or hindrance by any governmental authority), war, insurrection, riot, action of any regulating authorities; or institution of litigation by any Third Party, or any other causes of any nature reasonably beyond the control of either party which would have a material adverse effect on the subject matter of this Agreement. Financial difficulties, or events resulting from financial difficulties, shall not be considered a Force Majeure Event.

23.2 Suspension Pending Force Majeure. If a Force Majeure Event should occur then, and for a reasonable time thereafter, the parties' performance of this Agreement shall be suspended. At the conclusion of a Force Majeure Event the period of time so suspended shall be added to the dates, schedules and other performance related matters under this Agreement.

24.      PROPRIETARY INFORMATION

24.1 Obligation to Maintain as Confidential. Each party acknowledges that in the course of the performance of this Agreement it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property and trade secrets of the other ("Proprietary Information"). This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary and shall subsequently confirm said specification in writing within five days. Each party agrees to maintain the confidentiality of the Proprietary Information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the Proprietary Information. Neither party may duplicate, copy or use Proprietary Information of the other party other than to the extent necessary to perform this Agreement. Either party shall be excused from these nondisclosure provisions if the Proprietary Information received from the other party has been or is subsequently made public by the other party, is independently developed by such party, disclosed pursuant to order by a court or government agency, or if the other party gives its express, prior written consent to the disclosure of the Proprietary Information.

24.2 Route Constitutes Proprietary Information. The routing of NEON and the conditions of NECOM's contracts with customers and customer names are deemed Proprietary Information without further notice and will not be disclosed by NU absent an order by a court or regulatory body with jurisdiction over NU.

25.      ACCESS AND SECURITY

25.1 Access by NU. NECOM agrees, upon reasonable request, to allow NU direct ingress and egress to all NU Space to be provided to NU as described above, and to permit NU to be on NECOM's premises at such times as may be required for NU to perform any appropriate maintenance and repair of equipment in such NU Space. NECOM may require that a representative of NECOM accompany any representatives of NU having access to NU Space except in New Buildings having separate entrances providing access only to NU Space therein. Employees and agents of NU shall, while on the premises of NECOM, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. NU shall provide to NECOM a list of NU's employees or authorized NU designee's employees who are performing work on, or who have access to, NU's Space. NECOM shall have the right to notify NU that certain NU or authorized NU designee employees are excluded if, in the reasonable judgment of NECOM, the exclusion of such employees is necessary for the proper security and maintenance of NECOM's facilities.

25.2 Access by NECOM. NU agrees, upon reasonable request, to allow NECOM direct ingress and egress to all NECOM Space to be provided to NECOM as described above, and to permit NECOM to be on NU's premises at such times as may be required for NECOM to perform any appropriate maintenance and repair of Equipment located at such NECOM Space. NU may require that a representative of NU accompany any representatives of NECOM having access to NECOM Space. Employees and agents of NECOM shall, while on the premises of NU, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. NECOM shall provide to NU a list of NECOM's employees or authorized NECOM designee's employees who are performing work on, or who have access to, NECOM Space. NU shall have the right to notify NECOM that certain NECOM or authorized NECOM designee employees are excluded if, in the reasonable judgment of NU, the exclusion of such employees is necessary for the proper security and maintenance of NU's facilities.

25.3 Access by NECOM to NEON Space. Except as provided in Section 25.2 above, with respect to NECOM Space, NECOM and authorized NECOM designees shall have the right to visit any facilities of NU utilized in providing NEON upon reasonable prior written notice to NU; provided, however, that NU may require that a representative of NU accompany any representation of NECOM or of an authorized NECOM designee making such visit. Such visitation right shall include the right to inspect NEON and to review worksheets, to review performance or service data, and to review other documents used in conjunction with this Agreement. Employees and agents of NECOM or of an authorized NECOM designee shall, while on the premises of NU, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. NU shall have the right to notify NECOM that certain NECOM or authorized NECOM designee employees are excluded if, in the reasonable judgment of NU, the exclusion of such employees is necessary for the proper security and maintenance of NU's facilities.

25.4 NECOM's Work. NECOM shall at all times perform its work in accordance with NU's safety and work procedures and in accordance with the applicable provisions of OSHA. NU shall have the authority to suspend NECOM's work operations in and around NU's property if, in the sole judgment of NU at any time hazardous conditions arise or any unsafe practices are being followed by NECOM's employees, agents, or contractors. NECOM agrees to pay NU for having NU's employee or agent present when NECOM's work is being done in and around NU's property. Such charges shall be at NU's Actual Cost. The presence of NU's authorized employee or agent(s) shall not relieve NECOM of its responsibility to conduct all of its work operations in and around NU's property in a safe and workmanlike manner, and in accordance with the terms and conditions of this Agreement.

26.      NO JOINT VENTURE; COSTS

26.1 Relationship. In all matters pertaining to this Agreement, the relationship of NU and NECOM shall be that of independent contractors, and neither NU nor NECOM shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between NECOM and NU, and no party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, and will be solely responsible for all compensation of such employees, including social security, withholding and worker's compensation responsibilities.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


26.2 Costs. Except for costs and expenses specifically assumed by a party under this Agreement each party shall pay its own expenses incident to this Agreement, including without limitation amendments hereto, and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

27.      PUBLICITY AND ADVERTISING

27.1 Limitations. In connection with this Agreement, neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks or employee name without the prior written approval of the other party. Except as provided in Section
27.2 below, each party shall have the right to review and approve any publicity materials, press releases or other public statements by the other party. In connection with this Agreement, each party agrees not to issue any such publicity materials, press releases or material produced by the public relations department for the other party without written consent. Unless otherwise agreed, neither party shall release the existence of the text of this Agreement or any material portion thereof, other than in the form modified to remove all references to the identity of the other party, to any person or entity other than the parties hereto for any purpose other than those specified in Section 27.2.

27.2 Exceptions. The provisions of Section 27.1 shall not apply to reasonably necessary disclosures in or in connection with regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law, or disclosures that may be reasonably necessary in connection with the performance of this Agreement.

28.      MARKETING RELATIONSHIP

Upon the written approval of [**] in the event that [**] result of [**] to those customers [**]

In addition, in the event that [**] as a result of [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


[**] to those customers.

29.      SEVERABILITY

If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement; provided, however, that if any such ineffectiveness or enforcement of any provision of this Agreement, in the good faith judgment of either party, renders the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then the other party shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of this Agreement to such party.

30.      LABOR RELATIONS

30.1 Notice by NU. NU agrees to notify NECOM immediately whenever NU has knowledge that a labor dispute concerning its employees is delaying or threatens to delay NU's timely performance of its obligations under this Agreement. NU shall endeavor to minimize impairment of its obligations to NECOM (by using NU's management personnel to perform work, or by other means) in event of a labor dispute.

30.2 Notice by NECOM. NECOM agrees to notify NU immediately whenever NECOM has knowledge that a labor dispute concerning its employees is delaying or threatens to delay NECOM's timely performance of its obligations under this Agreement. NECOM shall endeavor to minimize impairment of its obligations to NU (by using NECOM's management personnel to perform work, or by other means) in the event of labor dispute.

30.3 Determination by NECOM. If NECOM determines that NU's activities pursuant to this Agreement in any NECOM facility are causing or will cause labor difficulties for NECOM, NU agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, NECOM shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of NU's system or any portion thereof.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

30.4 Determination by NU. If NU determines that NECOM's activities pursuant to this Agreement in any NU facility are causing or will cause labor difficulties for NU, NECOM agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, NU shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of NECOM's system or any portion thereof.

31.      CONSENTS AND WAIVERS

Whenever any party hereto is asked to consent or waive any action or matter provided herein or whenever any party has the right to do or refuse to do any act in its sole judgment or discretion provided herein, said party agrees to act reasonably and in good faith in making or refusing to consent, in waiving or refusing to waive, or in making any such judgments.

32.      TAXES AND GOVERNMENTAL CHARGES

[**] of all taxes assessed on NU which are attributable to [**] when they become due, which shall include all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed and attributable against NECOM's installation, maintenance or operation of the connections to the Cable or against NECOM's business with regards to the Cable or the connection thereof, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax or assess other governmental charges. Upon said payment to NU, NU shall indemnify NECOM against any and all actions which may be brought against NU and NECOM with regard to NU's remittance of said payments to any taxing authority or governmental agency. NECOM shall have the right to pay the tax or charge under protest without being subjected to a default notice under Section 34. NU shall [**] all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed against the Cable, installation, maintenance or operation of the connections to the Cable or against NU's business with regards to the Cable or the connection thereto, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax and assess other governmental charges. NU shall have the right to pay the tax or charge under protest without being subjected to a default notice under
Section 34. NU warrants that it shall remit all tax payments to taxing authorities and governmental agencies and shall not cause the Cable to be levied, attached, or otherwise encumbered by any taxing authority by not having done so. Each party shall pay without apportionment any taxes levied on it based on its business profits.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

[**]. NU shall take reasonable efforts suggested by NECOM to minimize the amount of said income tax liability on its return(s), in accordance with applicable laws and regulations. At present, based upon using a twenty-year depreciation schedule, the parties estimate this tax liability to be [**]. NECOM shall hold harmless, indemnify and defend NU in the event [**] that NU may request from NECOM from time to time and which NECOM agrees to provide, which [**] described in this paragraph. If said [**] has not been attained on the [**] of this Agreement, NECOM agrees to [**] specified in Section 22.1(b)(i) [**] sufficient to [**] by the [**] of this Agreement, provided that such payments do not put NECOM into default under any financial agreements then in place. If such payments would cause an Event of Default under any financial document, the parties agree to use their best efforts to devise and agree upon an alternative payment plan that would [**] by the [**] of this Agreement. Thereafter, the payment as specified in Section 22.1(b)(i) shall be due and owing. In a given year, [**] shall only be [**].

33.      INDEMNIFICATION

33.1 By NECOM. NECOM agrees to indemnify and hold harmless NU, its employees, contractors, subcontractors, agents, directors, officers, affiliates, and subsidiaries and their respective employees, subcontractors, agents, directors and officers from and against any and all liabilities, damages, losses, claims, demands, judgments, costs, and expenses (including, subject to Section 33.2, the cost of defense thereof and attorney's fees) based on NECOM's use of the Cable including, without limitation, any claim for infringement of patent or trade secret, made by Third Parties (collectively, "Claims").

33.2 Indemnification Procedures. NU shall give prompt notice of any Claim for which indemnification is or will be sought under this Section and shall cooperate and assist NECOM in the defense of the Claim. NECOM shall bear the cost of and have the right to control the defense and shall have the right to select counsel after consulting with NU. The obligation to indemnify shall be net of any tax or insurance benefit obtained by NU.

33.3 Limitation of NU Liability. In no event shall NU be liable to NECOM or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits, and any such claims by Third Parties against NU shall invoke the obligations under, but subject to the provisions of, Section 33.1 above.

33.4 Limitation of NECOM Liability. In no event shall NECOM be liable to NU or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits.

34.      DEFAULT

If either party shall allow any payment due hereunder to be in arrears more than 60 days after notice from the other party, shall allow any policy of insurance provided by Section 19 hereof to expire without renewal, or shall remain in default under any other provision of this Agreement other than those referred to in Section 21 for a period of 30 days after notice by the other party of such default, the party so notifying the other party may, at its option, terminate this Agreement pursuant to Section 21, or avail itself of any other available remedy provided at law or equity, including without limitation, the remedy of specific performance or, in the case of NECOM, exercising its rights under the security agreement referred to in Section 4.8 provided, however, that, in the case of a default for other than failure of payment or failure to maintain insurance, where the party in default proceeds with all due diligence to cure such default and cure is not possible within said 30 days, then the party then in default shall have such time to cure the default as the other party agrees is reasonably necessary. The parties agree that NECOM's remedies at law for a breach by NU of the warranty set forth in Section 4.7 may be inadequate and that, for such a breach where NECOM's remedies at law are inadequate, NECOM shall be entitled to equitable relief.

35.      ASSIGNMENT

35.1 By NECOM. Subject to Section 35.4, NECOM may not assign or otherwise allow use of its rights under this Agreement to any person or entity other than an affiliate (as defined in Section 16.1) without the prior written approval of NU. NU's approval will be granted provided the new person or entity demonstrates to the reasonable satisfaction of NU that the proposed assignee is financially and operationally fit, willing and able to discharge its obligations under this Agreement, acquires substantially all of NECOM's business within the geographic area of such assignment including substantially all of the assets used in such business, and agrees to be bound directly and fully by all of the terms and conditions of this Agreement.

35.2 Change of Control. Any change of control of NECOM shall be deemed an assignment if a new person or entity other than an affiliate (as defined in Section 16.1), directly or indirectly, acquires 50% or more of the voting stock of NECOM in one or more connected transactions, except that this Section 35.2 shall not apply to (i) any transaction consummated within 30 days of the date of this Agreement involving Applied Telecommunications Technologies, Inc. or (ii) any other acquiror of any equity interest in NECOM, if such other acquiror was introduced to NECOM by Applied Telecommunications Technologies, Inc., or if Applied Telecommunications Technologies, Inc. was acting as an advisor for such other acquiror.

35.3 NU's Right to Pledge Agreement and Transfer Property. NU shall be free to mortgage, pledge, or otherwise assign its interests under this Agreement to any Third Party in connection with any borrowing or other financing activity of NU provided that such assignment shall not limit or otherwise affect NU's obligations under this Agreement. Any transfer of property of NU included in or subject to this Agreement may be made by NU provided the person acquiring such property takes it subject to this Agreement.

35.4 NECOM's Right to Pledge Agreement and Lease Fibers. NECOM shall be free to mortgage, pledge or otherwise assign its interest under this Agreement to any Third Party in connection with any borrowing or other financing activity (including that contemplated by Section 20) of NECOM provided that such assignment shall not limit or otherwise affect NECOM's obligations under this Agreement. Nothing in this Section 35 shall limit or apply to NECOM's right to lease or sublease fibers of which it has the use under this Agreement to Third Parties in the normal course of NECOM's business.

35.5 Right to Assign. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted by this Agreement or where an assignment occurs by operation of law.

36.      APPROVALS, PERMITS, AND CONSENTS

36.1 NECOM's Obligations. During the term of this Agreement, NECOM at its sole cost and expense shall obtain and maintain any and all necessary permits, licenses, franchises and approvals that may be required by federal, state or local law, regulation or ordinance, and shall continuously comply with all such laws, regulations or ordinances as may now or in the future be applicable to NECOM's use and operation of the Cable. If NECOM or any permitted assignee shall at any time fail to maintain such approvals, NU may terminate this Agreement without any liability or obligation to NECOM pursuant to Section 21.3(iv).

36.2 Opinion. Within 90 days of the date of this Agreement, NECOM shall provide NU with an opinion of counsel, in form and substance satisfactory to NU, stating NECOM's compliance with the provisions of law applicable to NECOM's use of the Cable and its obligations under this Agreement.

36.3 NU's Obligations. During the term of this Agreement, NU shall, at its Actual Cost to be paid by NECOM, obtain all approvals and consents that may be required from all federal, state, and local authorities regarding all or any portion of the Cable installation or replacement upon the Route Segments subject to such jurisdiction. Legal counsel used for this purpose shall be selected by NU following consultation with NECOM.

37.      NOTICES

37.1 Form and Address. All notices authorized or required by this Agreement shall be given in writing and delivered to the following addresses, which may change from time to time by such notice to either party, which addresses shall also serve as the addresses for the delivery of any amounts due and payable hereunder:

                  Director - T&D System Projects
                  Northeast Utilities Service Company
                  107 Selden Street
                  Berlin, CT  06037

                  With a copy to:

                           Vice President - Energy Delivery
                           Northeast Utilities Service Company
                           107 Selden Street
                           Berlin, CT  06037

                  NECOM LLC
                  391 Totten Pond Road
                  Suite 401
                  Waltham, MA  02154
                  Attention: President

                  With a copy to:

                           Alexander A. Bernhard, Esq.
                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109

37.2 How Sent. Each notice, demand, request, report approval or communication which shall be mailed in the manner described above, or delivered by hand or an insured overnight courier, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee, with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

37.3 Damage Notification. In the event that the Cable is damaged for any reason, the party discovering such damage shall notify the other party of said damage by telephone at:

         for NU (203) 665-6000 or (800) 286-5000 extension 6000
         for NECOM (800) 891-5080

These are 24 hour, 7 day per week emergency notification numbers. Calls shall be directed to the Supervisor on Duty, and the caller should be able to provide the following information:

         1. Name of company making report;
         2. Location reporting problem;
         3. Name of contact person reporting problem;
         4. Telephone number to call back with progress report;
         5. Description of the problem in as much detail as possible;
         6. Time and date the problem occurred or began; and
         7. If appropriate, a statement that "This is an emergency" and that a problem presents a jeopardy situation to the physical plant of NU or NECOM, as the case may be.

38.      DISPUTE RESOLUTION

38.1 Arbitration. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights or obligations of the parties hereunder, the question shall be referred to the respective Program Managers who shall deliberate such questions for not more than 15 days. If a resolution is not forthcoming within said period the matter will be referred to a senior executive designated by each party who shall, within 30 days of the request of the party invoking these dispute resolution procedures, meet with each other to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside experts for assistance in arriving at such a resolution. In the event that the resolution is not achieved within 30 days after such a request, then the question shall be finally resolved by the award of arbitrators (all of whom shall be arbitrators certified by the American Arbitration Association) named as follows:

                  (i) the party sharing one side of the dispute shall name an arbitrator and give written notice thereof to the party sharing the other side of the dispute;

                  (ii) the party sharing the other side of the dispute shall, within 14 days of receipt of such written notice, name an arbitrator; and

                  (iii) the arbitrator so named shall within 15 days after the naming the latter of them, select an additional arbitrator. If such additional arbitrator is not selected within fifteen (15) days of the appointment of the latter of the arbitrators the party sharing either side of the dispute may seek to appoint such third arbitrator by applying to the American Arbitration Association. The arbitrators shall proceed promptly to hear and determine the matter in controversy. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be instructed that their decision must be made within 45 days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances.

38.2 Award; Costs. The decision of the arbitrators shall be in writing and signed by the arbitrators or a majority of them and shall be final and binding on the parties, and the parties shall abide by the decision and perform the terms and conditions thereof. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitration shall be borne by the party losing in these dispute resolution procedures, or if no party prevails in full, as allocated by the arbitrators based on the relative merits of the parties positions. Judgment upon the award rendered may be in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. All arbitration shall be conducted in Worcester, Massachusetts.

39.      EXERCISE OF RIGHTS

39.1 No Waiver. No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

39.2 NECOM's Self Help Rights. In the event NU shall default or in any manner fail to perform any of its maintenance obligations hereunder and such failure shall continue for twenty (20) days after written notice from NECOM, then, unless such failure is the result of a Force Majeure Event, NECOM shall have the right, but not the obligation, so long as such failure continues, to perform such obligations of NU in accordance with the relevant provisions of this Agreement, provided that NECOM shall only use properly qualified and licensed personnel to perform such maintenance, shall proceed in accordance with all applicable laws, codes and regulations, and shall provide advance written notice prior to entering NU's property.

40.      ADDITIONAL ACTIONS AND DOCUMENTS

Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best effort to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

41.      SURVIVAL

It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

42.      HEADINGS

Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

43.      INCORPORATION OF EXHIBITS

The Exhibits referenced in and attached to this Agreement shall be deemed an integral part hereof to the same extent as if written at length herein.

44.      COUNTERPARTS

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the parties.

45.      APPLICABLE LAW

This Agreement shall be construed under and in accordance with the laws of the State of Connecticut.

46.      PRIOR AGREEMENTS

This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, either oral or written, relating to the rights, obligations, or performance of this Agreement by the parties hereto, and, as such, constitutes the complete and entire agreement of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Witnessed by:                          Northeast Utilities Service Company


/s/ Daniel P. Venora                   By: /s/ David H. Boguslawski
    --------------------                       -------------------------------
                                       Name: David H. Boguslawski
                                       Title: Vice President-Energy Development

                                                The Connecticut Light and Power
                                                Company

/s/ Daniel P. Venora                   By: /s/ David H. Boguslawski
    --------------------                       -------------------------------
                                       Name: David H. Boguslawski
                                       Title: Vice President-Energy Development

                                                Western Massachusetts Electric
                                                Company


/s/ Daniel P. Venora                   By: /s/ David H. Boguslawski
    --------------------                       -------------------------------
                                       Name: David H. Boguslawski
                                       Title: Vice President-Energy Development

                                                Public Service Company of New
                                                Hampshire


/s/ Daniel P. Venora                   By: /s/ David H. Boguslawski
    --------------------                       -------------------------------
                                       Name: David H. Boguslawski
                                       Title: Vice President-Energy Development

                                      -36-

                                               NECOM LLC
                                               By: its Manager, FiveCom, Inc.

/s/ Elizabeth Arcand                   By: /s/ Victor Colatonio
    --------------------                       -------------------------------
                                       Name: Victor Colantonio
                                       Title: President

                                    CONSENT AND JOINDER

         Reference is made to the foregoing Amended and Restated Agreement of even date herewith among Northeast Utilities Service Company, et al, and NECOM LLC.

         WHEREAS, terms defined in the aforesaid agreement and not defined herein shall have the meaning ascribed to them in said agreement; and

         WHEREAS, FiveCom assigned all of its rights and obligations under the Prior Agreement to FiveCom LLC, a Massachusetts limited liability company, and FiveCom LLC accepted such assignment and assumed such obligations by an Assignment and Assumption dated as of May 23, 1996; and

         WHEREAS, FiveCom LLC further assigned such rights and obligations to NECOM in such Assignment and Assumption dated May 23, 1996; and

         WHEREAS, such assignments required the consent of NU, and as a condition of providing such consent, NU required that FiveCom LLC would remain jointly and severally responsible for certain of NECOM's obligations under the Prior Agreement; and

         WHEREAS, notwithstanding the assignment to NECOM, FiveCom LLC remains obligated to perform NECOM's obligations under said Agreement; and

         WHEREAS, FiveCom LLC acknowledges the benefits to NECOM and to those obligated to perform NECOM's obligations under the Agreement, of the provisions of said Amended and Restated Agreement.

         NOW, THEREFORE, in consideration of the foregoing, FiveCom LLC hereby consents to, approves of, and agrees to be jointly and severally bound by the provisions of the aforesaid Amended and Restated Agreement, including, without limitation, the provisions of Sections 5.5, 6.1, 7.3, 8.5, 13.3, 16.3, 21.2, 22.1, 22.3, 24.1, 27.1, 28 and 33, with the same force and effect and in the same manner as under the terms of the Prior Agreement prior to said assignment. For purposes of said Sections, the term "NECOM" shall be read and interpreted to include FiveCom LLC.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 27th day of February, 1998.

Witnessed by: /s/ Elizabeth Arcand          FiveCom LLC
                                            By: its Manager, FiveCom, Inc.


                                            By:  /s/ Victor Colantonio
                                                     ------------------------
                                                     Name: Victor Colantonio
                                                     Title: President

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                                    EXHIBIT 3.26
                                    THE ROUTE


The Route for the Cable consisting of NUNet and NEON are represented on Map 1 as the Route connecting [**]

         A routing option for NU exists between a) [**] and B) [**].



                                Map of the Route

                                                                    Exhibit 3.26







                                      [**]

                                                                    EXHIBIT 3.28

                 CABLE ACCEPTANCE AND PERFORMANCE SPECIFICATIONS



CABLE ACCEPTANCE

Cable inspections will be performed in compliance with manufacturer's specifications at 1300 and 1550 nm. Tests will include OTDR continuity tests, reports with photos when necessary, and the following two directional tests.

         a. Reel testing of all cable after the final handling by the transport company.

         b. Reel testing at the installation staging site prior to the installation of all static wire fibers.

         c. Splice testing for each splice point in two directions.

         d. End to end testing for each Route Segment, or portion thereof, after installation. (See typical test report in Supplemental documents)

Cable acceptance and test reports shall be prepared in two original versions, one set each for NU and NECOM.

Maintenance and cable specifications of Alcoa Fujikura Limited and Corning AN-121 are incorporated in this exhibit by this reference as additional specifications.


CABLE PERFORMANCE SPECIFICATIONS

Cable performance specifications shall comply with manufacturer's specifications. The performance shall be within the tolerances of the total loss budgets for each Route Segment or portion thereof. The cable shall comply with the appropriate performance requirements of DS1, DS3, and SONET equipment as to throughput (BER) and attention (loss) and for end to end performance.

FiveCom, Inc. DS1, DS3 & SONET Performance Specifications, as of July 1994 are incorporated in this exhibit by this reference as additional specifications.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                                    EXHIBIT 3.28

                 FIVECOM DS1, DS3 & SONET PERFORMANCE PARAMETERS


Error Free Seconds                                                 [**]
(measured over any 24 hour period)
Severely Errored Seconds                                           [**]
(measured one-way per 24 hour period)
Availability                                                       [**]
(measured over 12 consecutive months)
Acceptance Limits                                                  [**]
(15 minute loop back)
Operational Maintenance Limits                                     [**]
(15 minute loop back)
Immediate Action Limits                                            [**]
(measured in loop back)

Note:

Performance is based on BellCore Technical Standard PUB 62508 Definitions

                  ES - Errored Seconds
                  LTE - Less than or equal to
                  GTE - Greater than or equal to

                                                                    EXHIBIT 3.28



FiveCom, Inc. DS1, DS3 & SONET Performance Specifications July 1994

1. This listing defines the performance objectives for DS-1, DS-3 and SONET circuits provisioned on NEON. Maintenance procedures will meet these performance objectives

2.       Partial List of Compliance to Cited References:

         a. ANSI T1 102-1987 (Electrical Signal Interfaces)
            ANSI T1 403, 1989
            ANSI T1, 404, 1989
         b. AT&T Technical Reference, TR 62415, 6/89
         c. Bellcore TR-TSY-000499, Issue 3, 12/89
            Bellcore TR-TSY 000020, Issue 4, 12/89 Bellcore TR-NWT -
            000063, Issue 4, 7/91 (Ambient Conditions) Bellcore TR-NWT-000253, Issue 2, (Jitter)
         d. Corning Incorporated AN-121, 6/90 (SM Splicing)
         e. ESCA - SONET Rates and Format, T1X1 5 3/88
         f. MCI-MCIT 051-450-3500 Doc. #023-0024-01-OF-ES, 8/19/91 (DS1&DS3
            Performance)
         g. Northern Telecom, Publication #323-1201-180, Doc Rel. 7 Std., 1/94 (OC-SONET
         h. OSHA Part 1910, (Title 29 Ch. XVII, DoL) (Labeling) OSHA 1970 (Acoustic Noise)
         l. UL 1459 (Telephone Equip)
            UL 94 (Flammability)

                                                                     EXHIBIT 4.8

                           Form of Security Agreements

                                                                Exhibit 4.8 CLPC

                        PURCHASE MONEY SECURITY AGREEMENT


         This is a Purchase Money Security Agreement made this ____ day of ____________, 1998 (the "Agreement") between The Connecticut Light and Power Company, a Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037 ("CLPC"), and NECOM LLC, a Massachusetts limited liability corporation having its principal place of business at 391 Totten Pond Road, Suite 401, Waltham, Massachusetts 02154 ("NECOM").

RECITALS:

         A. CLPC and its affiliates, Northeast Utilities Service Company, a specially chartered Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037, Public Service Company of New Hampshire, a New Hampshire corporation having its principal place of business at 1000 Elm Street, Manchester, New Hampshire 03105 ("PSNH"), Western Massachusetts Electric Company, a Massachusetts corporation having its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 ("WMEC"), have entered into an Agreement for the Provision of Fiber Optic Facilities and Services with NECOM of even date herewith (the "Phase Two Agreement") under which CLPC, PSNH and WMEC have agreed that NECOM shall have an Indefeasible Right of Use ("IRU") as may be necessary for NECOM's use and operation of its optical fiber network being constructed in the States of New Hampshire, Massachusetts and Connecticut known as, and defined in the Phase Two Agreement as, NEON;

         B. In partial consideration for said IRU, NECOM has agreed that PSNH, WMEC and CLPC shall have legal title to the 12 fiber optic filaments known as, and defined in the Phase Two Agreement as, NUNet;

         C. The parties have agreed that NECOM shall reserve a purchase money security interest in NUNet and all proceeds and products arising from or relating to NUNet to secure CLPC's performance of its warranty to NECOM of NECOM's quiet use and enjoyment of the IRU; and

         D. The parties intend to implement that purchase money security interest by the terms of this Agreement and similar agreements of even date with PSNH and WMEC (collectively, the "Affiliates").

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. DEFINITIONS. All defined terms in this Agreement shall have the same definitions as set forth in the Phase Two Agreement unless separately defined in this Agreement.

         2. SECURITY INTEREST. In connection with the vesting of NUNet title in CLPC, NECOM reserves, and CLPC acknowledges and agrees to such reservation and hereby grants to NECOM, a security interest in NUNet in the State of Connecticut (the "Collateral"), as security for (a) CLPC's performance of all its obligations under Section 4.7 of the Phase Two Agreement, and (b) any costs, damages or losses incurred as a result of any breach of such warranty, or incurred in connection with the enforcement of this Agreement.

         3. CLPC'S REPRESENTATIONS AND WARRANTIES. CLPC represents and warrants that:

                  3.1 Incorporation, Qualification and Corporate Power. CLPC is a corporation duly organized, validly existing and in good standing under the laws of Connecticut, and has obtained whatever authorization of officers, directors or shareholders is required by such laws, or by its charter or by-laws, for it to enter into this Agreement.

                  3.2 Office. CLPC is a transmitting utility within the meaning of Section 9-401 of the Uniform Commercial Code, as enacted in Connecticut, and the office where CLPC keeps records concerning the Collateral is at the address shown for CLPC at the head of this Agreement.

         4. GENERAL OBLIGATIONS OF CLPC. CLPC agrees that:

                  4.1 Financing Statements. CLPC will execute one or more financing statements and file them wherever filing is deemed by NECOM to be necessary or desirable. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                  4.2 Inspection. CLPC will keep accurate and complete records of the Collateral, and NECOM or any of its agents shall have the right to inspect the Collateral and all records concerning the Collateral, wherever located, upon reasonable advance notice during normal business hours.

                  4.3 Insurance. CLPC will keep all Collateral insured with coverages in amounts in accordance with CLPC's normal business practices but not less than the replacement cost of the Collateral. Upon NECOM's request, CLPC shall require its insurance carrier to add NECOM to the policy as a loss payee and not to cancel the policy except upon ten days' advance notice to NECOM.

                  4.4 Location of Collateral. CLPC shall not move the Collateral from the locations described in the Phase Two Agreement except as provided therein subject to CLPC's normal operational requirements and the terms of the Phase Two Agreement.

                  4.5 Notice of Other Transfer of Collateral. CLPC shall immediately notify NECOM if any third party (such as a creditor, sheriff, receiver or trustee) takes or is given possession of any Collateral.

                  4.6 Notice of Tax Lien. CLPC shall immediately notify NECOM if any federal or state tax lien is filed against the Collateral, even if the taxes are in dispute.

                  4.7 Notice of Loss or Destruction. CLPC shall timely notify NECOM in accordance with the terms of the Phase Two Agreement if any material portion of the Collateral is lost, stolen, damaged or destroyed.

         5. DEFAULT. CLPC shall be in default under this Agreement and under any other agreement with NECOM upon the happening of any of the following events or conditions, without demand or notice from NECOM:

                  5.1 Interference. Any act by CLPC, or suffered by CLPC, which interrupts, terminates or otherwise interferes with NECOM's quiet use and full enjoyment of its IRU;

                  5.2 Maintenance. CLPC's failure to pay, consistent with the Phase Two Agreement, any obligation necessary to maintain or repair any facilities or equipment required for the quiet use and enjoyment of the IRU;

                  5.3 Business Failure. Dissolution, termination of existence, insolvency or business failure of CLPC, or the appointment of a custodian or receiver of a substantial portion of CLPC's property, or an assignment or trust mortgage for the benefit of creditors by CLPC, or the recording or existence of any attachment of or involuntary lien on a substantial portion of CLPC's property affecting the Collateral which is not released within a reasonable period of time, or the commencement of any proceeding under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. [Section] 101 et seq., or any insolvency laws by or against CLPC, or the commencement of any action by any federal or state regulatory authority to take control of, or appoint a receiver for, the business of CLPC.

                  5.4 Cross-Default. Any default or breach of the warranty by CLPC or any Affiliate of Section 4.7 of the Phase Two Agreement, including any interruption of NECOM's normal operation of NEON.

         6. NECOM'S RIGHTS UPON DEFAULT. Upon default and at any time thereafter, NECOM may in its sole discretion, without presentment, demand, protest, advertisement or notice of any kind except as specifically provided below, exercise any or all of the following rights:

                  6.1 Acceleration. NECOM may exercise the rights of a secured party under law or under the terms of this or any other agreement with CLPC.

                  6.2 Assembling of Collateral. By giving written notice to CLPC, NECOM may require CLPC to immediately assemble the Collateral and make it at all times secure and available to NECOM at a place or places designated by NECOM.

                  6.3 Possession and Sale. NECOM may take possession of the Collateral and sell, lease or otherwise dispose of it in accordance with applicable law, provided, however, that NECOM shall give CLPC no less than ten
(10) days' advance notice of any sale or other disposition of Collateral. This notice shall be given by United States first-class, registered or certified mail with postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail) or by hand delivery, to CLPC's address specified at the head of this Agreement. Such possession shall include, without limitation, NECOM's right to operate, control and maintain the Cable, NUNet and any Structures, Equipment, Cable Accessories and New Buildings required for the usual and customary operation of NUNet, either directly or through the use of licensed and qualified contractors. At any public sale or other disposition of the Collateral, NECOM shall be entitled to bid the amount of all obligations secured hereby and take title to NUNet in accordance with applicable laws. Alternatively, NECOM may, after required notice, retain the Collateral in satisfaction of the obligations secured hereby.

                  6.4 Judicial Proceedings. If NECOM brings suit against CLPC, CLPC agrees that appropriate venue and jurisdiction shall reside exclusively in the State and Federal Courts of Massachusetts.

                  6.5 Collection Expenses. CLPC shall pay to NECOM on demand any and all reasonable counsel fees and other expenses incurred by NECOM to enforce its rights under this Agreement and collect payment of all obligations of CLPC to NECOM, including but not limited to counsel fees or expenses incurred in any bankruptcy or insolvency proceeding.

         7. TERM AND TERMINATION. This Agreement shall terminate with respect to Collateral owned by any CLPC corporate entity when that corporation's instruments of investment are rated "Investment Grade" or higher by a nationally recognized rating service.

         8.       GENERAL.

                  8.1 Waivers. CLPC waives all notices except those specifically provided in this Agreement.

                  8.2 Assignment. This Agreement shall inure to the benefit of NECOM's successors and assigns and shall be freely assignable, at NECOM's sole option, to any successor or successors to NECOM's rights and interests under the Phase Two Agreement.

                  8.3 Delays or Omissions. No delay or omission by NECOM in exercising any rights shall operate as a waiver of such right or any other right and waiver on any one occasion shall not operate as a waiver on any future occasion.

                  8.4 Construction. The Uniform Commercial Code and other laws of Massachusetts shall govern the construction of this Agreement. If more than one party executes this Agreement as CLPC, their obligations shall be joint and several. No amendment of this Agreement shall be effective unless in writing and executed by both CLPC and NECOM. Headings and sub-headings are for convenience only, and shall not affect the meaning or interpretation of the Agreement.

                  8.5 Counterparts. This Agreement may be executed by the individual parties in counterparts.

         EXECUTED under seal as of the date first above written.


                                       THE CONNECTICUT LIGHT AND
                                       POWER COMPANY
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                       NECOM LLC
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                                                Exhibit 4.8 WMEC

                        PURCHASE MONEY SECURITY AGREEMENT


         This is a Purchase Money Security Agreement made this ____ day of __________, 1998 (the "Agreement") between Western Massachusetts Electric Company, a Massachusetts corporation having its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 ("WMEC"), and NECOM LLC, a Massachusetts limited liability corporation having its principal place of business at 391 Totten Pond Road, Suite 401, Waltham, Massachusetts 02154 ("NECOM").

RECITALS:

         A. WMEC and its affiliates, Northeast Utilities Service Company, a specially chartered Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037, Public Service Company of New Hampshire, a New Hampshire corporation having its principal place of business at 1000 Elm Street, Manchester, New Hampshire 03105 ("PSNH"), and The Connecticut Light and Power Company, a Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037 ("CLPC"), have entered into an Agreement for the Provision of Fiber Optic Facilities and Services with NECOM of even date herewith (the "Phase Two Agreement") under which WMEC, PSNH and CLPC have agreed that NECOM shall have an Indefeasible Right of Use ("IRU") as may be necessary for NECOM's use and operation of its optical fiber network being constructed in the States of New Hampshire, Massachusetts and Connecticut known as, and defined in the Phase Two Agreement as, NEON;

         B. In partial consideration for said IRU, NECOM has agreed that PSNH, WMEC and CLPC shall have legal title to the 12 fiber optic filaments known as, and defined in the Phase Two Agreement as, NUNet;

         C. The parties have agreed that NECOM shall reserve a purchase money security interest in NUNet and all proceeds and products arising from or relating to NUNet to secure WMEC's performance of its warranty to NECOM of NECOM's quiet use and enjoyment of the IRU; and

         D. The parties intend to implement that purchase money security interest by the terms of this Agreement and similar agreements of even date with PSNH and WMEC (collectively, the "Affiliates").

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. DEFINITIONS. All defined terms in this Agreement shall have the same definitions as set forth in the Phase Two Agreement unless separately defined in this Agreement.

         2. SECURITY INTEREST. In connection with the vesting of NUNet title in WMEC, NECOM reserves, and WMEC acknowledges and agrees to such reservation and hereby grants to NECOM, a security interest in NUNet in the Commonwealth of Massachusetts (the "Collateral"), as security for (a) WMEC's performance of all its obligations under Section 4.7 of the Phase Two Agreement, and (b) any costs, damages or losses incurred as a result of any breach of such warranty, or incurred in connection with the enforcement of this Agreement.

         3. WMEC'S REPRESENTATIONS AND WARRANTIES. WMEC represents and warrants that:

                  3.1 Incorporation Qualification and Corporate Power. WMEC is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts, and has obtained whatever authorization of officers, directors or shareholders is required by such laws, or by its charter or by-laws, for it to enter into this Agreement.

                  3.2 Office. WMEC is a transmitting utility within the meaning of Section 9-401 of the Uniform Commercial Code, as enacted in Massachusetts, and the office where WMEC keeps records concerning the Collateral is at the address shown for WMEC at the head of this Agreement.

         4. GENERAL OBLIGATIONS OF WMEC. WMEC agrees that:

                  4.1 Financing Statements. WMEC will execute one or more financing statements and file them wherever filing is deemed by NECOM to be necessary or desirable. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                  4.2 Inspection. WMEC will keep accurate and complete records of the Collateral, and NECOM or any of its agents shall have the right to inspect the Collateral and all records concerning the Collateral, wherever located, upon reasonable advance notice during normal business hours.

                  4.3 Insurance. WMEC will keep all Collateral insured with coverages in amounts in accordance with WMEC's normal business practices but not less than the replacement cost of the Collateral. Upon NECOM's request, WMEC shall require its insurance carrier to add NECOM to the policy as a loss payee and not to cancel the policy except upon ten days' advance notice to NECOM.

                  4.4 Location of Collateral. WMEC shall not move the Collateral from the locations described in the Phase Two Agreement except as provided therein subject to WMEC's normal operational requirements and the terms of the Phase Two Agreement.

                  4.5 Notice of Other Transfer of Collateral. WMEC shall immediately notify NECOM if any third party (such as a creditor, sheriff, receiver or trustee) takes or is given possession of any Collateral.

                  4.6 Notice of Tax Lien. WMEC shall immediately notify NECOM if any federal or state tax lien is filed against the Collateral, even if the taxes are in dispute.

                  4.7 Notice of Loss or Destruction. WMEC shall timely notify NECOM in accordance with the terms of the Phase Two Agreement if any material portion of the Collateral is lost, stolen, damaged or destroyed.

         5. DEFAULT. WMEC shall be in default under this Agreement and under any other agreement with NECOM upon the happening of any of the following events or conditions, without demand or notice from NECOM:

                  5.1 Interference. Any act by WMEC, or suffered by WMEC, which interrupts, terminates or otherwise interferes with NECOM's quiet use and full enjoyment of its IRU;

                  5.2 Maintenance. WMEC's failure to pay, consistent with the Phase Two Agreement, any obligation necessary to maintain or repair any facilities or equipment required for the quiet use and enjoyment of the IRU;

                  5.3 Business Failure. Dissolution, termination of existence, insolvency or business failure of WMEC, or the appointment of a custodian or receiver of a substantial portion of WMEC's property, or an assignment or trust mortgage for the benefit of creditors by WMEC, or the recording or existence of any attachment of or involuntary lien on a substantial portion of WMEC's property affecting the Collateral which is not released within a reasonable period of time, or the commencement of any proceeding under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. [Section] 101 et seq., or any insolvency laws by or against WMEC, or the commencement of any action by any federal or state regulatory authority to take control of, or appoint a receiver for, the business of WMEC.

                  5.4 Cross-Default. Any default or breach of the warranty by WMEC or any Affiliate of Section 4.7 of the Phase Two Agreement, including any interruption of NECOM's normal operation of NEON.

         6. NECOM'S RIGHTS UPON DEFAULT. Upon default and at any time thereafter, NECOM may in its sole discretion, without presentment, demand, protest, advertisement or notice of any kind except as specifically provided below, exercise any or all of the following rights:

                  6.1 Acceleration. NECOM may exercise the rights of a secured party under law or under the terms of this or any other agreement with WMEC.

                  6.2 Assembling of Collateral. By giving written notice to WMEC, NECOM may require WMEC to immediately assemble the Collateral and make it at all times secure and available to NECOM at a place or places designated by NECOM.

                  6.3 Possession and Sale. NECOM may take possession of the Collateral and sell, lease or otherwise dispose of it in accordance with applicable law, provided, however, that NECOM shall give WMEC no less than ten
(10) days' advance notice of any sale or other disposition of Collateral. This notice shall be given by United States first-class, registered or certified mail with postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail) or by hand delivery, to WMEC's address specified at the head of this Agreement. Such possession shall include, without limitation, NECOM's right to operate, control and maintain the Cable, NUNet and any Structures, Equipment, Cable Accessories and New Buildings required for the usual and customary operation of NUNet, either directly or through the use of licensed and qualified contractors. At any public sale or other disposition of the Collateral, NECOM shall be entitled to bid the amount of all obligations secured hereby and take title to NUNet in accordance with applicable laws. Alternatively, NECOM may, after required notice, retain the Collateral in satisfaction of the obligations secured hereby.

                  6.4 Judicial Proceedings. If NECOM brings suit against WMEC, WMEC agrees that appropriate venue and jurisdiction shall reside exclusively in the State and Federal Courts of Massachusetts.

                  6.5 Collection Expenses. WMEC shall pay to NECOM on demand any and all reasonable counsel fees and other expenses incurred by NECOM to enforce its rights under this Agreement and collect payment of all obligations of WMEC to NECOM, including but not limited to counsel fees or expenses incurred in any bankruptcy or insolvency proceeding.

         7. TERM AND TERMINATION. This Agreement shall terminate with respect to Collateral owned by any WMEC corporate entity when that corporation's instruments of investment are rated "Investment Grade" or higher by a nationally recognized rating service.

         8.       GENERAL.

                  8.1 Waivers. WMEC waives all notices except those specifically provided in this Agreement.

                  8.2 Assignment. This Agreement shall inure to the benefit of NECOM's successors and assigns and shall be freely assignable, at NECOM's sole option, to any successor or successors to NECOM's rights and interests under the Phase Two Agreement.

                  8.3 Delays or Omissions. No delay or omission by NECOM in exercising any rights shall operate as a waiver of such right or any other right and waiver on any one occasion shall not operate as a waiver on any future occasion.

                  8.4 Construction. The Uniform Commercial Code and other laws of Massachusetts shall govern the construction of this Agreement. If more than one party executes this Agreement as WMEC, their obligations shall be joint and several. No amendment of this Agreement shall be effective unless in writing and executed by both WMEC and NECOM. Headings and sub-headings are for convenience only, and shall not affect the meaning or interpretation of the Agreement.

                  8.5 Counterparts. This Agreement may be executed by the individual parties in counterparts.

         EXECUTED under seal as of the date first above written.


                                       WESTERN MASSACHUSETTS
                                       ELECTRIC COMPANY
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                       NECOM LLC
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                                                Exhibit 4.8 PSNH

                        PURCHASE MONEY SECURITY AGREEMENT


         This is a Purchase Money Security Agreement made this ____ day of ___________, 1998 (the "Agreement") between Public Service Company of New Hampshire, a New Hampshire corporation having its principal place of business at 1000 Elm Street, Manchester, New Hampshire 03105 ("PSNH"), and NECOM LLC, a Massachusetts limited liability corporation having its principal place of business at 391 Totten Pond Road, Suite 401, Waltham, Massachusetts 02154 ("NECOM").

RECITALS:

         A. PSNH and its affiliates, Northeast Utilities Service Company, a specially chartered Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037, The Connecticut Light and Power Company, a Connecticut corporation having its principal place of business at 107 Selden Street, Berlin, Connecticut 06037 ("CLPC"), Western Massachusetts Electric Company, a Massachusetts corporation having its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 ("WMEC"), have entered into an Agreement for the Provision of Fiber Optic Facilities and Services with NECOM of even date herewith (the "Phase Two Agreement") under which PSNH, CLPC and WMEC have agreed that NECOM shall have an Indefeasible Right of Use ("IRU") as may be necessary for NECOM's use and operation of its optical fiber network being constructed in the States of New Hampshire, Massachusetts and Connecticut known as, and defined in the Phase Two Agreement as, NEON;

         B. In partial consideration for said IRU, NECOM has agreed that PSNH, WMEC and CLPC shall have legal title to the 12 fiber optic filaments known as, and defined in the Phase Two Agreement as, NUNet;

         C. The parties have agreed that NECOM shall reserve a purchase money security interest in NUNet and all proceeds and products arising from or relating to NUNet to secure PSNH's performance of its warranty to NECOM of NECOM's quiet use and enjoyment of the IRU; and

         D. The parties intend to implement that purchase money security interest by the terms of this Agreement and similar agreements of even date with CLPC and WMEC (collectively, the "Affiliates").

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1. DEFINITIONS. All defined terms in this Agreement shall have the same definitions as set forth in the Phase Two Agreement unless separately defined in this Agreement.

         2. SECURITY INTEREST. In connection with the vesting of NUNet title in PSNH, NECOM reserves, and PSNH acknowledges and agrees to such reservation and hereby grants to NECOM, a security interest in NUNet in the state of New Hampshire (the "Collateral"), as security for (a) PSNH's performance of all its obligations under Section 4.7 of the Phase Two Agreement, and (b) any costs, damages or losses incurred as a result of any breach of such warranty, or incurred in connection with the enforcement of this Agreement.

         3. PSNH'S REPRESENTATIONS AND WARRANTIES. PSNH represents and warrants that:

                  3.1 Incorporation, Qualification and Corporate Power. PSNH is a corporation duly organized, validly existing and in good standing under the laws of New Hampshire, and has obtained whatever authorization of officers, directors or shareholders is required by such laws, or by its charter or by-laws, for it to enter into this Agreement.

                  3.2 Office. PSNH is a transmitting utility within the meaning of Section 9-401 of the Uniform Commercial Code, as enacted in New Hampshire, and the office where PSNH keeps records concerning the Collateral is at the address shown for PSNH at the head of this Agreement.

         4. GENERAL OBLIGATIONS OF PSNH. PSNH agrees that:

                  4.1 Financing Statements. PSNH will execute one or more financing statements and file them wherever filing is deemed by NECOM to be necessary or desirable. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                  4.2 Inspection. PSNH will keep accurate and complete records of the Collateral, and NECOM or any of its agents shall have the right to inspect the Collateral and all records concerning the Collateral, wherever located, upon reasonable advance notice during normal business hours.

                  4.3 Insurance. PSNH will keep all Collateral insured with coverages in amounts in accordance with PSNH's normal business practices but not less than the replacement cost of the Collateral. Upon NECOM's request, PSNH shall require its insurance carrier to add NECOM to the policy as a loss payee and not to cancel the policy except upon ten days' advance notice to NECOM.

                  4.4 Location of Collateral. PSNH shall not move the Collateral from the locations described in the Phase Two Agreement except as provided therein subject to PSNH's normal operational requirements and the terms of the Phase Two Agreement.

                  4.5 Notice of Other Transfer of Collateral. PSNH shall immediately notify NECOM if any third party (such as a creditor, sheriff, receiver or trustee) takes or is given possession of any Collateral.

                  4.6 Notice of Tax Lien. PSNH shall immediately notify NECOM if any federal or state tax lien is filed against the Collateral, even if the taxes are in dispute.

                  4.7 Notice of Loss or Destruction. PSNH shall timely notify NECOM in accordance with the terms of the Phase Two Agreement if any material portion of the Collateral is lost, stolen, damaged or destroyed.

         5. DEFAULT. PSNH shall be in default under this Agreement and under any other agreement with NECOM upon the happening of any of the following events or conditions, without demand or notice from NECOM:

                  5.1 Interference. Any act by PSNH, or suffered by PSNH, which interrupts, terminates or otherwise interferes with NECOM's quiet use and full enjoyment of its IRU;

                  5.2 Maintenance. PSNH's failure to pay, consistent with the Phase Two Agreement, any obligation necessary to maintain or repair any facilities or equipment required for the quiet use and enjoyment of the IRU;

                  5.3 Business Failure. Dissolution, termination of existence, insolvency or business failure of PSNH, or the appointment of a custodian or receiver of a substantial portion of PSNH's property, or an assignment or trust mortgage for the benefit of creditors by PSNH, or the recording or existence of any attachment of or involuntary lien on a substantial portion of PSNH's property affecting the Collateral which is not released within a reasonable period of time, or the commencement of any proceeding under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. [Section] 101 et seq., or any insolvency laws by or against PSNH, or the commencement of any action by any federal or state regulatory authority to take control of; or appoint a receiver for, the business of PSNH.

                  5.4 Cross-Default. Any default or breach of the Warranty by PSNH or any Affiliate of Section 4.7 of the Phase Two Agreement, including any interruption of NECOM's normal operation of NEON.

         6. NECOM'S RIGHTS UPON DEFAULT. Upon default and at any time thereafter, NECOM may in its sole discretion, without presentment, demand, protest, advertisement or notice of any kind except as specifically provided below, exercise any or all of the following rights:

                  6.1 Acceleration. NECOM may exercise the rights of a secured party under law or under the terms of this or any other agreement with PSNH.

                  6.2 Assembling of Collateral. By giving written notice to PSNH, NECOM may require PSNH to immediately assemble the Collateral and make it at all times secure and available to NECOM at a place or places designated by NECOM.

                  6.3 Possession and Sale. NECOM may take possession of the Collateral and sell, lease or otherwise dispose of it in accordance with applicable law, provided, however, that NECOM shall give PSNH no less than ten
(10) days' advance notice of any sale or other disposition of Collateral. This notice shall be given by United States first-class, registered or certified mail with postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail) or by hand delivery, to PSNH's address specified at the head of this Agreement. Such possession shall include, without limitation, NECOM's right to operate, control and maintain the Cable, NUNet and any Structures, Equipment, Cable Accessories and New Buildings required for the usual and customary operation of NUNet, either directly or through the use of licensed and qualified contractors. At any public sale or other disposition of the Collateral, NECOM shall be entitled to bid the amount of all obligations secured hereby and take title to NUNet in accordance with applicable laws. Alternatively, NECOM may, after required notice, retain the Collateral in satisfaction of the obligations secured hereby.

                  6.4 Judicial Proceedings. If NECOM brings suit against PSNH, PSNH agrees that appropriate venue and jurisdiction shall reside exclusively in the State and Federal Courts of Massachusetts.

                  6.5 Collection Expenses. PSNH shall pay to NECOM on demand any and all reasonable counsel fees and other expenses incurred by NECOM to enforce its rights under this Agreement and collect payment of all obligations of PSNH to NECOM, including but not limited to counsel fees or expenses incurred in any bankruptcy or insolvency proceeding.

         7. TERM AND TERMINATION. This Agreement shall terminate with respect to Collateral owned by any PSNH corporate entity when that corporation's instruments of investment are rated "Investment Grade" or higher by a nationally recognized rating service.

         8.       GENERAL.

                  8.1 Waivers. PSNH waives all notices except those specifically provided in this Agreement.

                  8.2 Assignment. This Agreement shall inure to the benefit of NECOM's successors and assigns and shall be freely assignable, at NECOM's sole option, to any successor or successors to NECOM's rights and interests under the Phase Two Agreement.

                  8.3 Delays or Omissions. No delay or omission by NECOM in exercising any rights shall operate as a waiver of such right or any other right and waiver on any one occasion shall not operate as a waiver on any one occasion.

                  8.4 Construction. The Uniform Commercial Code and other laws of Massachusetts shall govern the construction of this Agreement. If more than one party executes this Agreement as PSNH, their obligations shall be joint and several. No amendment of this Agreement shall be effective unless in writing and executed by both PSNH and NECOM. Headings and sub-headings are for convenience only, and shall not affect the meaning or interpretation of the Agreement.

                  8.5 Counterparts. This Agreement may be executed by the individual parties in counterparts.

         EXECUTED under seal as of the date first above written.


                                       PUBLIC SERVICE COMPANY OF NEW
                                       HAMPSHIRE
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                       NECOM LLC
Attest:

                                       By:
----------------------------           -----------------------------------------

                                       Title:

                                                                     EXHIBIT 5.5




                       Map of the Network Expansion Route

                                                                    EXHIBIT 10.1

                           MAINTENANCE SPECIFICATIONS


MAINTENANCE SPECIFICATIONS

1. Applicable maintenance and service procedures of NU for outside plant and electrical distribution systems are incorporated in this Exhibit by the reference as maintenance specifications.

2. The following are incorporated by this reference as additional maintenance specifications:

         a. The maintenance procedures and service schedules of both the Cable and equipment manufacturers.

         b.  Applicable Bellcore and Bell Practices maintenance standards.

         c.  All relevant OSHA practices.

         d.  As to NEON:

             i. All applicable AT&T maintenance practices and services procedures.

             ii. All applicable MCI maintenance practices and services procedures.

             iii. All applicable Sprint maintenance practices and service procedures.

             iv. All applicable WilTel maintenance practices and service procedures.

             v. All applicable NYNEX maintenance practices and services procedures.

             vi. All applicable SNET maintenance practices and service procedures.

             vii. All maintenance and repair procedures, standards and
                  practices of Dig Safe and The Common Carriers
                  Steering Committee - Northeast Region

         e. FiveCom, Inc. DSl, DS3 and SONET performance specifications for circuit availability as of July 1994.

         f.  The performance specifications of Alcoa Fujikura Limited.

         g. FiveCom's service and emergency restoration policies and procedures as are from time to time in effect.

                                                                    EXHIBIT 11.1

                             REQUEST FOR RELOCATION



                                                 Request No.:_________________

                                                 Date:________________________

To:      Northeast Utilities Service Company

In accordance with the terms of the Agreement between us dated ________________ request is hereby made for Cable relocation on Structures as indicated on the attachment hereto.

                                                 Name_________________________

                                                 By:___________________________

                                                 Title:_________________________
                                                                       NECOM

Such of the Structures indicated on the reverse hereof can be made available for Cable attachment thereto subject to your acceptance of necessary changes and rearrangement at an estimated cost to you of $____ payable in accordance with the terms of the Agreement.

Northeast Utilities Service Company

By:_________________________                     Date:______________________

Title:________________________
         NU

The above changes and rearrangements are accepted.

Name_______________________

By:_________________________                     Date:_____________

Title:_______________________
                  NECOM

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                                      EXHIBIT 28

                                EXEMPT PROSPECTS

Interexchange Carriers, InterState, InterLATA and Common Carriers

[**]